SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 2008

                             Gray Creek Mining, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                       333-145471                   N/A
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)

313-6688 Willington Ave., Burnaby, BC                             V5H 2V8
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's Telephone number, including area code: (604) 434-8539

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2008, certain shareholders of Issuer entered into an Agreement to sell 100% of the outstanding shares of common stock of Issuer to certain purchasers for a cash price of $275,000. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1. The Closing of the Purchase occurred on October 4, 2008.

Immediately following the closing, Jim Can, Kendall Dilling, and Robert Baker were added as new members of the Board of Directors of Issuer, and all existing directors resigned. Jim Can, who was appointed as the new CEO and Chairman of the Board of Issuer, controls through 346419 Alberta Ltd. dba Can Holdings, Ltd., an affiliate of Mr. Can, 3,000,000 shares or approximately 57% of the outstanding shares of Issuer following this stock purchase.

ITEM 2.01 ACQUISITION OF MATERIAL ASSETS

On November 10, 2008, Issuer acquired 100% of the outstanding shares of common stock of Budget Waste Inc., an Alberta Canada corporation ("Budget Alberta") from Budget Waste, Inc., a Nevada corporation ("Budget Nevada"). A copy of the Stock Exchange Agreement is attached hereto as Exhibit 2.2.

The purchase price for the stock of Budget Alberta was 5,496,054 newly issued and restricted shares of Issuer's common stock, and representing approximately 52% of the outstanding shares of Issuer post acquisition. Issuer is in the process of changing its corporate name in Nevada to "BWI Holdings, Inc" and applying for a new trading symbol.

As part of the transaction, Budget Nevada will be distributing all of the Issuer shares acquired in this transaction to its shareholders, with Issuer remaining as an independent corporation and not as a subsidiary or controlled entity of Budget Nevada.

Following the distribution by Budget Nevada of the Issuer shares to the Budget Nevada stockholders, Jim Can, CEO and chairman of the Board of Budget Nevada and Issuer, will own or control directly and indirectly approximately 7,104,581 shares of common stock of Issuer, representing approximately 67% of all outstanding shares of common stock.

On November 10, 2008, Issuer acquired 100% of the outstanding shares of common stock of Budget Alberta, which became a wholly-owned, consolidated subsidiary corporation of Issuer.

Please see additional information below on the combined, consolidated entity.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Control of the Registrant was transferred on November 4, 2008, pursuant to the Stock Purchase Agreement attached hereto as Exhibit 2.1, and described above in
Item 1.01.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS

On November 4, 2008, the Board of Directors appointed Jim Can to the Board of Directors.

On November 4, 2008, the Board of Directors accepted the resignation of Alan Cox as President, CEO, CFO, Treasurer and Director, and Todd Halfnight as Secretary and Director. Jim Can was appointed as President and CEO of the Issuer.

On November 6, 2008, the Board of Directors appointed Kendall Dilling and Robert Baker to the Board of Directors.

Biographies of all new directors are set forth below.

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION

On November 7, 2008, a Certificate of Amendment was filed with the Nevada Secretary of State changing the name of the Issuer to BWI Holdings, Inc. and also increased the Authorized Stock to 100,000,000 Common Shares and 20,000,000 Preferred Shares. The Amendment is attached hereto as Exhibit 3.1.1

The following information is provided on the combined, consolidated entity.

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                             GRAY CREEK MINING INC.
                                TABLE OF CONTENTS

                                     Part I

Item 1.  Business                                                              5
Item 1A. Risk Factors                                                          7
Item 2.  Properties                                                           13
Item 3.  Legal Proceedings                                                    13
Item 4.  Submission of Matters to a Vote of Securities Holders                13

                                Part II

Item 5.  Market for Registrant's Common Equity & Related Stockholder
         Matters                                                              14
Item 6.  Selected Financial Data                                              15
Item 7.  Management's Discussion and Analysis of Financial Condition
         and Results of Operations                                            16
Item 8.  Financial Statements                                                 23
Item 9.  Changes in and Disagreements with Accountants on Accounting
         and Financial Disclosure                                             77
Item 9A. Controls and Procedures                                              77

                               Part III

Item 10. Directors and Executive Officers                                     78
Item 11. Executive Compensation                                               79
Item 12. Security Ownership of Certain Beneficial Owners and Management       80
Item 13. Description of Registrant's Securities to be Registered              81
Item 14. Indemnification of Directors and Officers                            82
Item 15. Certain Relationships and Related Transactions                       83
Item.16. Principal Accounting Fees and Services                               84

                                Part IV

Item 17. Exhibits                                                             86

Signatures                                                                    87

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                                     PART I

ITEM 1. BUSINESS

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on August 10, 2006 under the laws of the state of Nevada.

On November 10, 2008, we acquired 100% of the outstanding shares of stock of Budget Waste Inc., an Alberta company ("Budget Alberta") and changed our name to "BWI Holdings, Inc."

IN GENERAL

OUR BUSINESS UNITS

PRIOR OPERATIONS OF GRAY CREEK MINING INC. (MINING EXPLORIATION)

We have been enagaged in mining exploration. We engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have a 100% interest, held in trust by David Heyman, in three mineral claims known as the Swakum Mountain property. There is no assurance that a commercially viable mineral deposit exists on the property.

CURRENT OPERATIONS OF GRAY CREEK MINING INC.(WASTE MANAGEMENT SERVICES)

Our wholly-owned subsidiary, Budget Alberta (also referred to as "BWI"), conducts various waste management operations in Edson, Calgary, Edmonton, Red Deer, and surrounding areas in the Province of Alberta Canada, and uses approximately 2,500 containers of various sizes and purposes, approximately 120 trucks, plus it has operations in water reclamation, portable lavatories, and industrial fencing. By 2004, BWI's fleet was 3 trucks and 120 large roll-off containers. Realizing the growth potential in the waste industry in Western Canada, BWI began to explore several financing alternatives to acquire the capital needed to continue expanding, both internally and via acquisition of smaller competing businesses.

A strategy of growth through acquisition was adopted in 2005, and BWI proceeded to expand its existing base of large roll-off containers by becoming a complete waste solutions provider, incorporating all facets of waste disposal and recycling into its business model. By the last quarter of 2005, several sectors in the waste industry had been identified as target areas: large roll-off, small roll-off, front load container service, rural waste collection, vacuum truck service, hydrovac service, portable toilets, oilfield waste services, portable fencing, waste recycling operations, and municipal waste contracts. Several companies had been approached and negotiations were underway with multiple targets. By early 2006, several acquisitions had been completed.

The businesses acquired by BWI provided new and additional products and services to offer to all customers serviced by the expanded BWI network. The synergies created were effective to generate higher revenues and eventually led to profitability in 2008.

RECENT BWI ACQUISITIONS

     1. AllWaste Systems Ltd., leaders in construction, renovation and demolition recycling for the construction industry on March 1, 2006. With a fleet of over 1300 bins and 15 trucks and the majority share of

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          the rapidly growing Calgary homebuilders market, Allwaste has been the leading provider and innovator for waste hauling and recycling services in the Calgary area for over 15 years.

     2. Rocky Mountain Waste Inc. (RMW), a leading residential waste hauling company, acquired on March 1, 2006. In operation for over 9 years, RMW has grown to provide weekly residential waste collection to over 9,000 homes, front load services to surrounding communities. RMW also manages a Provincial Government Contract to provide waste collection and hauling from.

     3. Kosland Waste Removal Ltd. (KOSLAND), one of the largest rural residential waste collection companies in the Calgary area, acquired on February 15, 2006. Kosland has specialized in rural residential collection and led the Calgary market area for over 12 years.

     4. DB Waste Disposal Inc., 593250 Ltd, d/b/a DB Port-a-Podi, and Strathmore Septic Services Ltd, acquired on March 1, 2006. This acquisition increased the BWI fleet of roll-off bins currently offered as well as expanded BWI's services to include front-end bins, portable toilet rentals and septic services.

     5. Strathmore Septic Services Ltd, acquired on March 1, 2006. This acquisition increased the BWI fleet of roll-off bins currently offered; as well as expanded BWI's services to include front-end bins, portable toilet rentals and septic services.

     6. Provac, a leading liquid waste hauling company in the Calgary area, acquired on April 30, 2006. With a reputation as leaders in liquid waste hauling, Provac operates a fleet of 7 late model vehicles providing hydrovac, vacuum, line flushing and pressure washing services to the municipal and oil field markets in Alberta. Over the past seven years, Provac has firmly positioned itself as the second largest liquid waste hauling company in the Calgary area providing services to the City of Calgary and the surrounding municipalities of Cochrane, Strathmore, Okotoks and Black Diamond. In addition to municipal service, Provac services major oil field companies such as PetroCanada and Compton Petroleum as well as positioning themselves in the Northern Alberta oil sands market with a multiple month service contract.

     7. A&R Waste, acquired on November 30, 2006. A leading south/central Alberta rural waste disposal company. Serving clients for over 20 years in industrial, front load, curbside and rural residential operation.

     8.   HydroVac Alberta, Inc., acquired on December 1, 2006.

     9.   4M Water Hauling Ltd., acquired on February 16, 2007.

     10.  P.J.'s Waste and Recycling  Services,  Ltd.,  acquired on February 14,
          2007.

     11. Finnie Water Hauling Ltd., acquired on June 30, 2006. Finnie has been in operation for over 10 years, established itself as oil field and construction water service specialists based on attention to professionalism and safety. With a fleet of eleven water trucks and one hydro-vac truck, Finnie Water Hauling derives 80% of its revenue from oil field and oil sands service in the provinces of Alberta, Saskatchewan and British Columbia. Their remaining revenues come from servicing major construction companies including Standard General and Volker Stevin.

     12. Wehaul Waste, leaders in construction, renovation and demolition recycling for the construction industry on March 1, 2006. With a fleet of over 1300 bins and 15 trucks and the majority share of the rapidly growing Calgary homebuilders market, Allwaste has been the leading provider and innovator for waste hauling and recycling services in the Calgary area for over 15 years.

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COMPETITION.    BWI   encounters   intense    competition   from   governmental,
quasi-governmental and private sources in all aspects of our operations. In North America, the industry consists of several large, multinational, waste management companies and local and regional companies of varying sizes and
financial   resources.   We  compete  with  these  companies  as  well  as  with
municipalities that maintain their own waste collection and disposal operations. These municipalities may have financial competitive advantages because tax revenues and tax-exempt financing are available to them. Also, such governmental units may attempt to impose flow control or other restrictions that would give them a competitive advantage. In addition, competitors may reduce their prices to expand sales volume or to win competitively bid municipal contracts.

GOVERNMENT   REGULATIONS.   BWI   handles   all   Materials   under  the  Canada
Transportation Dangerous Regulations Act (TDG).The waste material to be collected and disposed of by BWI is non-hazardous solid waste and recyclable waste generated by our BWI customers and specifically excludes radioactive, volatile, highly flammable, explosive, biomedical, toxic or hazardous material (these materials are classified as "Prohibited Waste").

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

On October 4, 2008, we underwent a change in control when 100% of the outstanding shares of our common stock were purchased by a group of independent purchasers. At the same time, our board of directors was changed entirely.

On November 10, 2008, we acquired 100% of the outstanding shares of common stock of Budget Alberta, which is now a wholly owned, consolidated, subsidiary corporation.

EMPLOYEES

Our Mining unit currently has no employees.

BWI currently has approximately 120 full time employees and enjoys good employee relations.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

Budget Waste Inc., an Alberta company, is wholly owned by the Issuer and is included in the financial statements of the Issuer.

PATENTS AND TRADEMARKS

Other than the tradename "Budge Waste," we do not own, either legally or beneficially, any patents or trademarks.

ITEM 1A. RISK FACTORS

In an effort to keep our shareholders and the public informed about our business, we may make "forward-looking statements." Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows

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or  other  aspects  of our  operations  or  operating  results.  Forward-looking statements generally include statements containing:

     *    projections about accounting and finances;
     *    plans and objectives for the future;
     *    projections   or   estimates   about   assumptions   relating  to  our
          performance; and
     * our opinions, views or beliefs about the effects of current or future events, circumstances or performance.

You should view these statements with caution. These statements are not guarantees of future performance, circumstances or events. They are based on facts and circumstances known to us as of the date the statements are made. All phases of our business are subject to uncertainties, risks and other influences, many of which we do not control. Any of these factors, either alone or taken together, could have a material adverse effect on us and could change whether any forward-looking statement ultimately turns out to be true. Additionally, we assume no obligation to update any forward-looking statement as a result of future events, circumstances or developments. The following discussion should be read together with the Consolidated Financial Statements and the notes thereto. Outlined below are some of the risks that we believe could affect our business and financial statements for 2008 and beyond. These are not the only risks that we face. There may be other risks that we do not presently know or that we currently believe are immaterial that could also impair our business and financial position.

THE WASTE INDUSTRY IS HIGHLY COMPETITIVE, AND IF WE CANNOT SUCCESSFULLY COMPETE IN THE MARKETPLACE, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS MAY BE MATERIALLY ADVERSELY AFFECTED.

We encounter intense competition from governmental, quasi-governmental and private sources in all aspects of our operations. In North America, the industry consists of large national waste management companies, and local and regional companies of varying sizes and financial resources. We compete with these companies as well as with local governments that maintain their own waste collection and disposal operations. These counties and municipalities may have financial competitive advantages because tax revenues are available to them and tax-exempt financing is more readily available to them. Also, such governmental units may attempt to impose flow control or other restrictions that would give them a competitive advantage.

In addition, competitors may reduce their prices to expand sales volume or to win competitively bid contracts. When this happens, we may rollback prices or offer lower pricing to attract or retain our customers, resulting in a negative impact to our revenue growth from yield on base business.

IF WE DO NOT SUCCESSFULLY MANAGE OUR COSTS, OUR INCOME FROM OPERATIONS COULD BE LOWER THAN EXPECTED.

In recent years, we have implemented several profit improvement initiatives aimed at lowering our costs and enhancing our revenues, and we continue to seek ways to reduce our selling, general and administrative and operating expenses. While generally we have been successful in managing our costs, including subcontractor costs and the effect of fuel price increases, our initiatives may not be sufficient. Even as our revenues increase, if we are unable to control variable costs or increases to our fixed costs in the future, we will be unable to maintain or expand our margins.

WE CANNOT GUARANTEE THAT WE WILL BE ABLE TO SUCCESSFULLY IMPLEMENT OUR PLANS AND STRATEGIES TO IMPROVE MARGINS AND INCREASE OUR INCOME FROM OPERATIONS.

We have announced several programs and strategies that we have implemented or planned to improve our margins and operating results. For example, except when prohibited by contract, we have implemented price increases and environmental fees, and we continue our fuel surcharge programs, all of which have increased our internal revenue growth. The loss of volumes as a result of price increases may negatively affect our cash flows or results of operations. Additionally, we continue to seek to divest under-performing and non-strategic assets if we

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cannot improve their profitability. We may not be able to successfully negotiate the divestiture of under-performing and non-strategic operations, which could result in asset impairments or the continued operation of low-margin businesses. If we are not able to fully implement our plans for any reason, many of which are out of our control, we may not see the expected improvements in our income from operations or our operating margins.

THE SEASONAL NATURE OF OUR BUSINESS AND CHANGES IN GENERAL AND LOCAL ECONOMIC CONDITIONS CAUSE OUR QUARTERLY RESULTS TO FLUCTUATE, AND PRIOR PERFORMANCE IS NOT NECESSARILY INDICATIVE OF OUR FUTURE RESULTS.

Our operating revenues tend to be somewhat higher in summer months, primarily due to the higher volume of construction and demolition waste. The volumes of industrial and residential waste in certain regions where we operate also tend to increase during the summer months. Our second and third quarter revenues and results of operations typically reflect these seasonal trends. However, for several reasons, including significant start-up costs, such revenue often generates comparatively lower margins. Certain weather conditions may result in the temporary suspension of our operations, which can significantly affect the operating results of the affected regions. The operating results of our first quarter also often reflect higher repair and maintenance expenses because we rely on the slower winter months, when waste flows are generally lower, to perform scheduled maintenance at our waste-to-energy facilities.

Our business is affected by changes in national and general economic factors that are also outside of our control, including interest rates and consumer confidence. We have debt as of March 31, 2008 that is exposed to changes in market interest rates because of the combined impact of our variable rate tax-exempt bonds and our interest rate swap agreements. Therefore, any increase in interest rates can significantly increase our expenses. Additionally, although our services are of an essential nature, a weak economy generally results in decreases in volumes of waste generated, which decreases our revenues. We also face risks related to other adverse external factors, such as the ability of our insurers to meet their commitments in a timely manner and the effect that significant claims or litigation against insurance companies may have on such ability.

Any of the factors described above could materially adversely affect our results of operations and cash flows. Additionally, due to these and other factors, operating results in any interim period are not necessarily indicative of operating results for an entire year, and operating results for any historical period are not necessarily indicative of operating results for a future period.

WE CANNOT PREDICT WITH CERTAINTY THE EXTENT OF FUTURE COSTS UNDER ENVIRONMENTAL, HEALTH AND SAFETY LAWS, AND CANNOT GUARANTEE THAT THEY WILL NOT BE MATERIAL.

We could be liable if our operations cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of air, drinking water or soil. Under current law, we could even be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. Also, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and under applicable law we are treated as a successor to the prior owner. Any substantial liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

In the ordinary course of our business, we have in the past, and may in the future, become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These include proceedings in which:

     * agencies of federal, state, local or foreign governments seek to impose liability on us under applicable statutes, sometimes involving civil or criminal penalties for violations, or to revoke or deny renewal of a permit we need; and

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     *    local   communities  and  citizen  groups,   adjacent   landowners  or
          governmental agencies oppose the issuance of a permit or approval we need, allege violations of the permits under which we operate or laws or regulations to which we are subject, or seek to impose liability on us for environmental damage.

We generally seek to work with the authorities or other persons involved in these proceedings to resolve any issues raised. If we are not successful, the adverse outcome of one or more of these proceedings could result in, among other things, material increases in our costs or liabilities as well as material charges for asset impairments.

THE WASTE INDUSTRY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, AND EXISTING OR FUTURE REGULATIONS MAY RESTRICT OUR OPERATIONS, INCREASE OUR COSTS OF OPERATIONS OR REQUIRE US TO MAKE ADDITIONAL CAPITAL EXPENDITURES.

Stringent government regulations at the federal, provincial, and local level in Canada have a substantial impact on our business. A large number of complex laws, rules, orders and interpretations govern environmental protection, health, safety, land use, zoning, transportation and related matters. Among other things, they may restrict our operations and adversely affect our financial condition, results of operations and cash flows by imposing conditions such as:

     * limitations on siting and constructing new waste disposal, transfer or processing facilities or expanding existing facilities;
     * limitations, regulations or levies on collection and disposal prices, rates and volumes;
     * limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste; or
     *    mandates regarding the disposal of solid waste

Regulations affecting the siting, design and closure of landfills could require us to undertake investigatory or remedial activities, curtail operations or close landfills temporarily or permanently. Future changes in these regulations may require us to modify, supplement or replace equipment or facilities. The costs of complying with these regulations could be substantial.

In order to develop, expand or operate a landfill or other waste management facility, we must have various facility permits and other governmental approvals, including those relating to zoning, environmental protection and land use. The permits and approvals are often difficult, time consuming and costly to obtain and could contain conditions that limit our operations.

GOVERNMENTAL AUTHORITIES MAY ENACT CLIMATE CHANGE REGULATIONS THAT COULD INCREASE OUR COSTS TO OPERATE.

Environmental advocacy groups and regulatory agencies in Canada have been focusing considerable attention on the emissions of greenhouse gases and their potential role in climate change. The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely affect our collection and disposal operations. Additionally, certain of the provinces in which we operate are contemplating air pollution control regulations that are more stringent than existing and proposed federal regulations. Changing environmental regulations could require us to take any number of actions, including the purchase of emission allowances or installation of additional pollution control technology, and could make some operations less profitable, which could adversely affect our results of operations.

SIGNIFICANT SHORTAGES IN FUEL SUPPLY OR INCREASES IN FUEL PRICES WILL INCREASE OUR OPERATING EXPENSES.

The price and supply of fuel are unpredictable, and can fluctuate significantly based on international, political and economic circumstances, as well as other factors outside our control, such as actions by the Organization of the

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Petroleum  Exporting  Countries,  or  OPEC,  and  other  oil and gas  producers, regional production patterns, weather conditions and environmental concerns. In the past two years, the year-over-year changes in the average quarterly fuel prices have varied considerably. We need fuel to run our collection and transfer trucks and other equipment. Supply shortages could substantially increase our operating expenses. Additionally, as fuel prices increase, our direct operating expenses increase and many of our vendors raise their prices as a means to offset their own rising costs. We have in place a fuel surcharge program, designed to offset increased fuel expenses; however, we may not be able to pass through all of our increased costs and some customers' contracts prohibit any pass through of the increased costs. We may initiate other programs or means to guard against the rising costs of fuel, although there can be no assurances that we will be able to do so or that such programs will be successful. Regardless of any offsetting surcharge programs, the increased operating costs will decrease our operating margins.

WE HAVE SUBSTANTIAL INSURANCE REQUIREMENTS, AND INCREASES IN THE COSTS OF OBTAINING ADEQUATE INSURANCE, OR THE INADEQUACY OF OUR INSURANCE COVERAGE, COULD NEGATIVELY IMPACT OUR LIQUIDITY AND INCREASE OUR LIABILITIES.

The amount of insurance we are required to maintain for environmental liability is governed by statutory requirements. We believe that the cost for such insurance is high relative to the coverage it would provide, and therefore, our coverages are generally maintained at the minimum statutorily required levels. We face the risk of incurring liabilities for environmental damage if our insurance coverage is ultimately inadequate to cover those damages. We also carry a broad range of insurance coverages that are customary for a company our size. We use these programs to mitigate risk of loss, thereby allowing us to manage our self-insurance exposure associated with claims. To the extent our insurers were unable to meet their obligations, or our own obligations for claims were more than we estimated, there could be a material adverse effect to our financial results.

THE POSSIBILITY OF DEVELOPMENT AND EXPANSION PROJECTS OR PENDING ACQUISITIONS NOT BEING COMPLETED OR CERTAIN OTHER EVENTS COULD RESULT IN A MATERIAL CHARGE AGAINST OUR EARNINGS.

In accordance with generally accepted accounting principles, we capitalize certain expenditures and advances relating to disposal site development, expansion projects, acquisitions, software development costs and other projects. If a facility or operation is permanently shut down or determined to be impaired, a pending acquisition is not completed, a development or expansion project is not completed or is determined to be impaired, we will charge against earnings any unamortized capitalized expenditures and advances relating to such facility, acquisition or project. We reduce the charge against earnings by any portion of the capitalized costs that we estimate will be recoverable, through sale or otherwise.

In future periods, we may be required to incur charges against earnings in accordance with this policy, or due to other events that cause impairments. Any such charges could have a material adverse effect on our results of operations.

CURRENTLY PENDING OR FUTURE LITIGATION OR GOVERNMENTAL PROCEEDINGS COULD RESULT IN MATERIAL ADVERSE CONSEQUENCES, INCLUDING JUDGMENTS OR SETTLEMENTS.

We are involved in civil litigation in the ordinary course of our business and from time-to-time are involved in governmental proceedings relating to the conduct of our business. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our liquidity.

WE MAY EXPERIENCE ADVERSE IMPACTS ON OUR REPORTED RESULTS OF OPERATIONS AS A RESULT OF ADOPTING NEW ACCOUNTING STANDARDS OR INTERPRETATIONS.

Our implementation of and compliance with changes in accounting rules, including new accounting rules and interpretations, could adversely affect our reported operating results or cause unanticipated fluctuations in our reported operating results in future periods. Canada will adopt International Financial Reporting Standards (IFRS) for fiscal years commencing after January 1, 2011. The United States Securities Exchange Commission (SEC) and Federal Accounting Standards Board (FASB) have commenced studies on adopting IFRS but have not yet issued a definitive position.

ADDITIONAL FINANCING MAY BE REQUIRED IN ORDER TO MANAGE OUR GROWTH PLANS.

We may be dependent upon our ability to obtain additional significant financing if we want to continue to grow via acquisitions. We also will need additional funding to expand internal growth in market segments we deem to be most profitable. Obtaining such financing may require additional private or public offerings, the success of which efforts cannot be assured. If we do not secure additional equity or debt financing, our ability to grow could be hampered.

THE LIQUIDITY OF OUR STOCK IS SEVERELY REDUCED BECAUSE WE ARE CLASSIFIED AS A "PENNY STOCK"

The Securities and Exchange Commission (SEC) has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share. Our securities are subject to the existing rules on penny stocks and, accordingly, the market liquidity for our securities could be severely adversely affected. For any transaction involving a penny stock, unless exempt, the rules require substantial additional disclosure obligations and sales practice obligations on broker-dealers where the sale is to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common stock and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and accordingly the market for our common stock.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR MINING BUSINESS WILL FAIL.

Our business plan for mining exploration calls for significant expenses in connection with the exploration of the Swakum Mountain property. We do not have sufficient funds to conduct the exploration on the property, and we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Swakum Mountain property are greater than anticipated.

We will also require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and silver, and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR MINING BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Swakum Mountain property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None

ITEM 2. PROPERTIES

We have a 100% interest, held in trust by David Heyman, in the mineral claim comprising the Swakum Mountain property.

BWI leases the following:

     * 29,000 sq ft for its principal executive offices and warehouse located at 3915 61st Avenue, S.E., Calgary, AB T2C 1V5 in Canada. 5 Year lease beginning June 15, 2006, and expiring on June 15th, 2011. One option to renew for 5 years. Monthly rental of approximately $24,000. Company has option to buy land and building.
     * 25,000 sq ft warehouse in Edson, AB, on a 5 year term, beginning in October 2007 and expiring in 2012. Box 7014 Station Main, Edson AB T7E1V4. The rent is $10,000 per month.
     * approximately 20 acres of land for storage in Balzac, AB. The term of the lease is month to month at a rate of $1,400 per month.

ITEM 3. LEGAL PROCEEDINGS

The following claims are outstanding:

(a) Corey Finnie and Virginia Finnie v. Budget Waste, Inc., an Alberta company, et al. in Alberta civil court. This claim relates to the acquisition of Finnie Water Hauling Ltd. by BWI. The claim is for damages of approximately $1,000,000 and the value of 15 million shares of common stock in Budget Waste, Inc. (Nevada.). BWI has defended the claim and counterclaimed for damages. There have been no discoveries, the file is in the preliminary stages and no definitive assessment of possible quantum is possible at this time.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were no matters submitted to a vote of the security holders during the year ended April 30, 2008.

                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares are quoted on the Over-the-Counter Bulletin Board (OTCBB) under the symbol "GYCK". The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. To be eligible for quotation on the OTCBB issuers must remain current in their filings with the SEC or applicable regulatory authority. Securities quoted on the OTCBB that become delinquent in their required filings will be removed following a grace period if they do not make their required filing during that time. We cannot guarantee that we will continue to have the funds required to remain in compliance with our reporting obligations.

There has been no active trading of our securities, and, therefore, no high and low bid pricing. As of the date of this report, we had approximately 32 shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. Our shares constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     -    contains a brief,  clear,  narrative  description  of a dealer market,
          including   "bid"  and  "ask"  price  for  the  penny  stock  and  the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

ITEM 6.  SELECTED FINANCIAL DATA

The information below was derived from the audited Consolidated Financial Statements of Budget Waste Inc. and Gray Creek Mining, Inc., and Pro Formas included in this report and in previous annual reports we filed with the SEC. This information should be read together with those Consolidated Financial Statements and the notes thereto. The adoption of new accounting pronouncements, changes in certain accounting policies and certain reclassifications impact the comparability of the financial information presented below. These historical results are not necessarily indicative of the results to be expected in the future.

                                                                 Years Ended March 31,
                                                        -----------------------------------
                                                         2008          2007           2006
                                                        ------        ------         ------
                                                    (In thousands, except per share amounts)
STATEMENT OF OPERATIONS DATA:

Operating revenues(c)                                   16,154        10,441         1,573

Costs and expenses:
  Operating(c)                                          11,642         8,643         1,273
  Selling, general and administrative                    4,748         3,963         1,095
  Depreciation and amortization                          1,800         1,287           202
  Restructuring                                             --            --            --
  (Income) expense from divestitures, asset
   impairments and unusual items                           127          (749)           --

Income from operations                                  (2,035)       (3,452)         (997)
Other expense, net                                          --            --            --

Income before income taxes and accounting changes       (1,909)       (4,202)         (997)
Provision for (benefit from) income taxes                   --             1             3

Income before accounting changes                        (1,909)       (4,203)       (1,000)
Accounting changes, net of taxes

Net income                                              (1,909)       (4,203)       (1,000)

Basic earnings per common share:
  Income before accounting changes                       (0.03)        (0.10)        (0.06)
  Accounting changes, net of taxes                          --            --            --
  Net income                                             (0.03)        (0.10)        (0.06)

Diluted earnings per common share:
  Income before accounting changes                       (0.03)        (0.10)        (0.06)
  Accounting changes, net of taxes                          --            --            --
  Net income                                             (0.03)        (0.10)        (0.06)

Cash dividends declared per common share                    --            --            --

Cash dividends paid                                         --            --            --

BALANCE SHEET DATA (AT END OF PERIOD):

Working capital (deficit)                               (6,205)       (4,537)       (3,046)
Goodwill and other intangible assets, net                3,286         3,008         2,737
Total assets                                            13,312        12,316         6,292
Debt, including current portion                            (71)         (679)         (623)
Stockholders' equity                                     1,639           487         1,537

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPANY OVERVIEW

We have been engaged in mining exploration since the inception of our business. We engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. With the acquisition of Budget Waste Inc. we have changed our business focus to regional and solid/liquid waste management services.

BWI is a regional solid and liquid waste services company that provides collection, disposal, fencing and recycling services to residential and commercial customers in the province of Alberta, Canada. Budget Waste Inc. was founded in 2001 in Alberta Canada (prior to acquisition by Budget Waste, Inc., a Nevada company) with one truck and 10 large roll off containers. BWI has expanded steadily since February 2006 when began the acquisition of the first of ten companies through the next year.

SOURCES OF REVENUE

Our revenue consists primarily of fees charged to customers for solid and liquid waste collection, landfill disposal and recycling services. We derive our collection revenue from services provided to governmental, commercial and residential customers. Service to commercial customers are generally performed under service agreements or pursuant to contracts with municipalities. We recognize revenue when services are rendered. Amounts billed to customers prior to providing the related services are reflected as deferred revenue and reported as revenue in the periods in which the services are rendered.

We determine the fees we charge our customers based on a variety of factors, including collection frequency, level of service, route density, the type, volume and weight of the waste collected, type of equipment and containers furnished, the distance to the disposal, the cost of disposal and prices charged by competitors for similar services. Our contracts with commercial customers typically allow us to pass on increased costs resulting from variable items such as disposal and fuel costs and surcharges. Our ability to pass on cost increases is however, sometime limited by the terms of our contracts.

EXPENSE STRUCTURE

Our cost of operations primarily includes tipping fees and related disposal costs, labor and related benefit costs, equipment maintenance, fuel, liability and workers compensation insurance and related leasing costs.

Selling,   general  and   administrative   expenses  include  managerial  costs,
information systems, administrative expenses and professional fees.

Depreciation and amortization includes depreciation of fixed and intangible assets over their estimated useful lives using the declining balance method.

OPERATING RESULTS FOR THE FISCAL YEAR ENDED MARCH 31, 2008

Before acquiring Budget Alberta, Gray Creek Mining Inc. has been an exploration stage company and has generated no revenues.

For the fiscal year ended March 31, 2008, BWI reported revenues of 16,154M ("M" representing thousands), an increase of $5,713M, or 547%, from $10,441M in fiscal year 2007. While BWI instituted a price increase during the year which included fuel surcharges, the greatest growth was from the effect of the acquisition of three additional companies during the year.

The gross margin for the year ended March 31, 2008 of $4,512M represented 27.9% of revenue as compared to $1,798M for the year ended March 31, 2007 or 17.2%. Efficiencies resulted from successfully integrating the operations of the acquired companies with those of BWI.

Gray Creek Mining Inc. incurred operating expenses in the amount of $23,838 and $174 for the years ended April 30, 2008 and 2007. The operating expenses were comprised primarily of general and administrative expenses.

For BWI, selling, general and administrative expenses increased from $5,250M for the year ended March 31, 2007 to $6,548M for the year ended March 31, 2008. This is as a result of BWI's growth. Additionally, the companies acquired were primarily owner managed and some operating efficiencies were not a priority. In consultation with our auditors it was necessary to write off $752M of accounts receivable relating to these acquisitions.

Amortization of capital assets increased significantly from $1,287M for the year ended March 31, 2007 to $1,800M for the same period ended March 31, 2008. This is as a result of acquisitions as well as additions to capital assets totaling $2,713M.

Our net loss from inception through to April 30, 2008 was $24,012. BWI experienced a loss of $1,908M for the year ended March 31, 2008.The comparative loss for the year ended March 31, 2007 was $4,202M. BWI achieved significant growth and achieved greater efficiency through integrating the operations of the acquisitions into BWI. The company is implementing improved systems of internal control to achieve more efficient operations and to lower costs to reverse these losses.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEAR ENDED APRIL 30, 2008

The Company had cash in the bank at April 30, 2008 of $8,488.

BWI generated cash from operations during its year ended March 31, 2008 of $1,059M as compared to $(1,124)M for its year ended March 31, 2007. Capital expenditures in fiscal year 2008 were $2,713M. The excess cash used over cash from operations was provided by increases in loans from shareholders of BWI and related parties of $1,180M, and the remainder from issuing stock and borrowing through capital leases.

OPERATING RESULTS FOR THE THREE MONTHS ENDED JULY 31, 2008

Before acquiring Budget Alberta, Gray Creek Mining Inc. has been an exploration stage company and has generated no revenues.

BWI generated revenues for its three month period ended June 30, 2008 of $3,377M, compared with $3,384Mfor the three months ended June 30, 2007. While the Company continues to include fuel surcharges, sales decreased by 2.1% compared to the June 30, 2007 quarter. This was due to unusually cold weather in April and May, causing some builders to postpone projects until later in the year.

The gross margin for the three months ended June 30, 2008 of $718M represented 21.3% of revenue as compared to $652M for the three months ended June 30, 2007 or 19.3%. 21.3% is below the March 31, 2008 year end margins as the company was unable to fully pass on to customers the large increase in fuel costs incurred during the quarter. The company was still more efficient in this quarter compared to the quarter ended June 30, 2007.

Selling, general and administrative expenses decreased from $1,338M or 31.2% of revenue for the three months ended June 30, 2007 to $663M or 19.6% of revenue for the three months ended June 30, 2008. This was as a result of implementing improved systems of internal control to monitor and reduce costs and gains on disposal of surplus assets.

Amortization of capital assets increased from $316M for the three months ended June 30, 2007 to $350M for the same period ended June 30, 2008. This increase is primarily due to the amortization of customer lists from company's acquisition of PJ's waste and A&R Waste.

BWI experienced net income of $55M for the three months ended June 30, 2008. This included penalties assessed by Canada Revenue Agency and increases in fuel costs that could not be passed on to customers. The comparative loss for the three months ended June 30, 2007 was $686M. The company expects to continue to improve performance.

LIQUIDITY AND CAPITAL RESOURCES FOR THE THREE MONTHS ENDED JULY 31, 2008

The Company had cash in the bank at July 31, 2008 of $2,616.

Cash generated by operations of BWI during its three month period ended June 30, 2008 was $73M as compared to using $381M for the three months ended June 30, 2007. Capital expenditures for the three months ended June 30, 2008 were $85M as compared to $233M for the same period ended June 30, 2007. This cash used was provided by sale of surplus assets for $67M and in loans from shareholders and related parties of $282M. Repayments of loans and debt were $164M.

We believe our operations can generate sufficient cash to repay debt obligations as they come due, however, the Company will require additional financing through either debt or issuances of capital to finance growth. The Company anticipates increased performance from operations and has decreased costs in a number of operating areas.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES

USE OF ESTIMATES -

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Significant areas requiring the use of management estimates relate to revenue recognition, the determination of impairment of long-lived assets, the estimation of useful lives, rates and methods of depreciation, income taxes, recognition of bad debts allowances, accounts payable and accrued liabilities, recognition of capital leases and contingencies. Management believes the estimates are reasonable. Actual results could differ from these estimates and assumptions.

CASH AND CASH EQUIVALENTS -

Cash consists of cash and funds in bank accounts.

ACCOUNTS RECEIVABLE -

Receivables are recorded when invoiced or advanced and represent claims against third parties that will be settled in cash. The carrying value of receivables, net of the allowance for doubtful accounts, represents the estimated net realizable value. The estimate for the allowance for doubtful accounts is based upon historic collection trends, type of customer and age of receivables. If events indicate that specific receivable balances may be impaired, further consideration is given to those balances and the allowance is adjusted accordingly. Accounts are written off when the Company's efforts to collect are unsuccessful.

INCOME TAXES -

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Uncertainty in Income Taxes". Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax assets and liabilities of a change in tax rates realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. FIN No.48 prescribes a recognition threshold and measurement attribute for financial statement recognition ad measurement of tax positions taken into in tax returns.

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts have been accrued and are classified as a component of income tax expense in our Consolidated Statements of Operations. The Company elected this accounting policy, which is a continuation of our historical policy, in connection with our adoption of FIN 48.

PROPERTY AND EQUIPMENT -

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized while major maintenance expenditures are expensed as incurred. In accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company reviews its assets annually for impairment. Depreciation is provided over the estimated useful lives of the assets on a declining balance basis at the following annual rates:

               Equipment                              20%
               Waste bins                             20%
               Automotive                             30%
               Port-a-Potties                         20%
               Trailers                               30%
               Assets under capital lease             30%
               Office                                 20%
               Heavy trucks and equipment             20%
               Computer equipment                     30%
               Tools and equipment                    20%
               Leasehold developments                 20%
               Buildings                               4%

Depreciation for property and equipment purchased during the year is calculated at one-half of the above rates.

LEASES -

The Company leases property and equipment in the ordinary course of business. Significant lease obligations relate to trucks, waste bins, and compactors. These leases have varying terms and may or may not include purchase or buyout options and guaranteed residuals. The terms of these leases are considered when determining whether a lease is classified as operating or capital.

The majority of the Company's leases are capital leases. Assets under capital lease are capitalized using interest rates appropriate at the inception of each lease and are amortized over their estimated useful lives, using the same method as similar assets that the Company owns. The present value of the lease payments is recorded as a debt obligation as disclosed in Note 11.

Other leases are classified as operating when lease terms are significantly shorter than the assets' economic useful lives, or relatively low fixed minimum lease payments. Management expects that in the normal course of business, these leases will be renewed, replaced with new leases or replaced with fixed asset expenditures. Minimum lease payments for the next five years are disclosed in
Note 11.

GOODWILL AND INTANGIBLE ASSETS -

Through  expansion  by  acquisition,  the  Company  has  acquired  goodwill  and intangible assets - mainly customer lists. In accordance with SFAS 142 "Accounting for Goodwill and Intangible Assets", goodwill is recorded at cost and is not subject to amortization. Customer lists are recorded at cost and amortized over their estimate useful lives on a straight-line basis. The useful lives of customer lists are estimated to be three years. These assets are reviewed annually for impairment, more frequently if management has reason to believe that conditions exist that may lead to impairment.

IMPAIRMENT OF LONG-LIVED ASSETS -

As described above, the Company assesses the recoverability of its long-lived tangible and intangible assets at least annually. Management assesses if there have been significant events or changes in circumstances that indicate an asset or group of assets may have become impaired. A test of recoverability is performed comparing the carrying value of a group of assets to its undiscounted future cash flows. If carrying values are in excess undiscounted future cash flows, impairment is measured by comparing the internal discounted cash flow analysis or a third party valuation. Estimating future cash flows required significant judgment and projections may vary from cash flows eventually realized.

FOREIGN CURRENCY TRANSLATION -

The functional currency for BWI Budget Waste Inc. (Alta) is the Canadian dollar. The reporting currency of Budget Waste Inc. is the US dollar.

TRANSLATION OF FOREIGN CURRENCY DENOMINATED TRANSACTIONS -

Translation undertaken in foreign currencies is translated into the functional currency at the actual exchange rates prevailing at the time of the transaction. Exchange gains or losses are a result of exchange rate changes between the time the transaction is recognized and the collection of funds and are included as a component of net income.

TRANSLATION OF ACCOUNT BALANCES DENOMINATE IN FOREIGN CURRENCY ON CONSOLIDATION-

The Company follows FAS 52 "Foreign Currency Translation" and uses the current rate method whereby assets and liabilities are translated at the rate of exchange at the Balance Sheet date. Revenues and expenses are translated at the weighted average rate of exchange for the period. Components of stockholders' deficiency are translated at the appropriate historic rate of exchange. Exchange gains or losses on transaction of foreign currency are included as component of comprehensive income.

COMPREHENSIVE INCOME -

Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' deficiency. The Company's other comprehensive income is primarily comprised of unrealized foreign exchange gains and losses.

REVENUE RECOGNITION -

In accordance with SEC Staff Accounting Bulletin 104, the Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonable assured and there are no significant remaining performing obligations. For providing services and short-term rentals, revenue is recognized when services or rental has been completed. For long-term rentals, revenue is recognized monthly over the term other contract. For special events, fencing, porta potties and other assets that can be rented on a per diem basis, revenue is recognized when the equipment is collected or returned.

ADVERTISING -

Advertising costs are expensed as incurred and amounted to $239,555 and $141,909 for the years ended March 31, 2008 and 2007.

SHARE-BASED PAYMENT -

The Company has not issued any warrants or stock options, nor has it established any compensation plan under which options or warrants may be issued. The Company has adopted SFAS No. 123(r) "Share Based Payment" but it does not have any effect on the financial statements. From time to time, employees and suppliers have been issued stock as compensation for goods and services rendered to the Company. These issuances of stock were valued at the value of goods and services received in accordance with pre-established rates of pay and contractual amounts.

CONTINGENCIES -

The potential exposure the Company has with respect to claims, assessments and litigation has been estimated in accordance with SFAS No. 5. It is not always possible to predict the outcome of litigation as it is subject to many uncertainties. It is also not always possible for management to make a meaningful estimate of the protection loss or range of loss associated with such litigation.

SUPPLEMENTAL CASH FLOW INFORMATION -

Non-cash investing and financing activities are excluded from the statement of cash flows. Non-cash transactions are disclosed throughout the notes to the consolidated financial statements. Total amounts paid for income taxes and interest are disclosed on the consolidated statement of cash flows.

NET LOSS PER SHARE BEFORE COMPREHENSIVE INCOME -

The Company computes net income (loss) per share in accordance with SFAS No. 128, "EARNINGS PER SHARE". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. The basic and diluted EPS has been retroactively restated to take into effect the 1:30 reverse split on October 31, 2006, the 1.5:1 split on January 5, 2007 and the 1:1 split on March 9, 2007.

The company is exposed to various types of risks owing to the nature of the business activities it carries on, including those related to the use of financial instruments. In order to manage the risks associated with using financial instruments, such as loan, deposit and securities, controls have been implemented, such as risk management policies and various risk limits. These measures aim to optimize the return/risk ratio in all its operations. The main risks to which the company is exposed are set out below.

FAIR VALUE -

In accordance with SFAS 107 "Disclosures About Fair Values of Financial Instruments", the Company's financial instruments include accounts receivable, performance bonds, bank overdraft, revolving bank loan, accounts payable and accrued liabilities notes payable, amounts due to related parties, amounts due to shareholders, long-term debt, and obligations under capital leases. The fair value of financial instruments recognized in the balance sheet approximate their carrying amounts.

MARKET RISK -

Market risk corresponds to the financial losses that the company could incur because of unfavourable fluctuations in the value of financial instruments, following variations in the parameters underlying their evaluation, such as interest rates. The policies and limits implemented are designed to mitigate exposure to market risk arising from asset and liability management activities.

CREDIT RISK -

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and accounts receivable. The Company deposits cash with financial institutions it believes to be creditworthy. Cash balances at these financial institutions may exceed the federally guaranteed amount.

The Company's accounts receivable are primarily derived from trade. The Company will maintain an allowance for doubtful accounts receivable in those cases for which the expected collectability of accounts receivable is in question. INFLATION AND PREVAILING ECONOMIC CONDITIONS

To date, inflation has not had a significant impact on our operations. Consistent with industry practice, most of our contracts provide for a pass-through of certain costs, including increases in landfill tipping fees and, in some cases, fuel costs. We have implemented a fuel surcharge program, which is designed to recover fuel price fluctuations. We therefore believe we should be able to implement price increases sufficient to offset most cost increases resulting from inflation. However, competitive factors may require us to absorb at least a portion of these cost increases, particularly during periods of high inflation.

LIQUIDITY AND CAPITAL RESOURCES AS AT JULY 31, 2008

Our cash in the bank at July 31, 2008 was $2,616.

Our directors have agreed to advance funds to pay for operating costs and the cost of reclamation of the property should exploitable minerals not be found and we abandon our exploration program and there are no remaining funds in the company. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law. During the period ended July 31, 2008 the directors loaned the company $5,000 ($2,500 each). The total amount of the loan is $20,000.

ITEM 8. FINANCIAL STATEMENTS

                                BUDGET WASTE INC.

                                Calgary, Alberta

                        CONSOLIDATED FINANCIAL STATEMENTS

                   For the Years Ended March 31, 2008 and 2007

                                BUDGET WASTE INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consolidated Balance Sheets                                        STATEMENT "A"

Consolidated Statements of Loss and Comprehensive Loss             STATEMENT "B"

Consolidated Statements of Stockholders' Deficiency                STATEMENT "C"

Consolidated Statements of Cash Flows                              STATEMENT "D"

Notes to Consolidated Financial Statements                         STATEMENT "E"

               [LETTERHEAD OF CINNAMON JANG WILLOUGHBY & COMPANY]




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Budget Waste Inc.:

We have audited the accompanying consolidated balance sheets of Budget Waste Inc. and subsidiaries (the "Company") as of March 31, 2008 and March 31, 2007, and the related consolidated statements of loss and comprehensive loss, statements of changes in stockholders' deficiency, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Budget Waste Inc. and subsidiaries as of March 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with US generally accepted accounting principles .

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and a net stockholders' deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                   /s/ "Cinnamon Jang Willoughby & Company"
                                   ----------------------------------------
                                   Chartered Accountants

Burnaby, Canada
July 15, 2008

                                                                   STATEMENT "A"

                                BUDGET WASTE INC.
                           Consolidated Balance Sheets
                                  (US Dollars)
                                 March 31, 2008


                                                     2008               2007
                                                  -----------        -----------
ASSETS

Current:
  Accounts receivable (Note 4)                    $ 2,190,912        $ 2,315,456
  Prepaid expenses                                    110,940            129,928
                                                  -----------        -----------

                                                    2,301,852          2,445,384
                                                  -----------        -----------

Performance bonds                                      48,645             65,197
Property and equipment, net (Note 5)                7,674,767          6,797,074
Goodwill (Note 6)                                   3,107,397          2,769,157
Customer lists (Note 6)                               179,339            239,725
                                                  -----------        -----------

                                                   11,010,148          9,871,154
                                                  -----------        -----------

                                                  $13,312,000        $12,316,537
                                                  ===========        ===========

                                                                   STATEMENT "A"
                                                                       CONTINUED

                                BUDGET WASTE INC.
                           Consolidated Balance Sheets
                                  (US Dollars)
                                 March 31, 2008

                                                                                2008                 2007
                                                                             -----------          -----------
LIABILITIES

Current:
  Bank overdraft                                                             $    39,009          $        42
  Revolving bank loan (Note 7)                                                    56,743              135,441
  Accounts payables and accrued liabilities                                    4,380,479            3,209,444
  Notes payable                                                                   47,068                   --
  Due to related parties (Note 8)                                                811,289            1,283,942
  Corporate taxes payable                                                         23,825               30,571
  Due to shareholders (Note 9)                                                 1,738,755            1,115,854
  Current portion of long-term debt (Note 10)                                     35,433              149,043
  Current portion of obligations under capital lease (Note 11)                 1,374,549            1,058,871
                                                                             -----------          -----------

                                                                               8,507,150            6,983,208
                                                                             -----------          -----------

Long-term debt (Note 10)                                                          36,572              530,120
Obligations under capital lease (Note 11)                                      3,100,043            2,343,356
Non-controlling interest (Note 12)                                             3,307,861            2,947,113
                                                                             -----------          -----------
                                                                               6,444,476            5,820,589
                                                                             -----------          -----------

                                                                              14,951,626           12,803,797
                                                                             -----------          -----------
STOCKHOLDERS' DEFICIENCY
  Common stock
    Authorized
     500,000,000 common voting stock with a par value of $0.001 each
     20,000,000 preferred non-voting stock with a par value of $0.001 each
  Issued and outstanding
     95,733,966 (48,757,882 - 2007) common stock par value                        95,734               48,755
     Stock to be issued                                                               --              413,713
  Contributed surplus                                                          5,905,201            4,726,275
  Cumulative other comprehensive income (loss)                                   150,319              206,279
  Accumulated deficit                                                          7,790,880            5,882,282
                                                                             -----------          -----------

                                                                               1,639,626              487,260
                                                                             -----------          -----------
Nature of operations (Note 1)
Commitments, contingencies, and subsequent events (Note 16)

                                                                             $13,312,000          $12,316,537
                                                                             ===========          ===========


- See accompanying notes -

                                                                   STATEMENT "B"

                                BUDGET WASTE INC.
             Consolidated Statements of Loss and Comprehensive Loss
                                  (US Dollars)
                        For the Year Ended March 31, 2008

                                                                       2008                   2007
                                                                   ------------           ------------
Revenue                                                            $ 16,154,523           $ 10,441,008
Cost of sales                                                        11,642,000              8,642,748
                                                                   ------------           ------------
Gross earnings before general and administrative expenses             4,512,523              1,798,260
                                                                   ------------           ------------
General and Administrative Expenses:
  Advertising and promotion                                             239,555                141,909
  Automotive                                                             15,075                     --
  Bad debts                                                             752,298                438,518
  Depreciation                                                        1,800,142              1,287,205
  Insurance                                                              56,059                     --
  Interest and bank charges                                             167,764                149,089
  Interest on long-term debt                                            427,130                532,324
  Office                                                                268,429                517,083
  Professional fees                                                     617,706                389,354
  Rent                                                                  470,045                198,211
  Repairs and maintenance                                                52,921
  Salaries and benefits                                               1,403,755              1,421,909
  Telephone                                                             187,660                174,991
  Travel                                                                 89,456                     --
                                                                   ------------           ------------
                                                                      6,547,997              5,250,593
                                                                   ------------           ------------
Loss before other items and income taxes                              2,035,474              3,452,333
                                                                   ------------           ------------
Other (Income)
Expenses:
  Contingency accrual (Note 16)                                        (385,000)                    --
  Impairment of goodwill (Note 6)                                            --                749,482
  Gain on sale of assets (Note 17)                                      511,876                     --
                                                                   ------------           ------------
Loss before income taxes                                              1,908,598              4,201,815
Income taxes                                                                 --                    761
                                                                   ------------           ------------
Loss for the year                                                     1,908,598              4,202,576
Other comprehensive income (loss)
  Foreign currency translation adjustment                               (55,960)               244,362
                                                                   ------------           ------------
Total comprehensive loss for the year                              $  1,964,558           $  3,958,214
                                                                   ============           ============

Basic and diluted loss per common stock                            $       0.03           $       0.10
Weighted average stock outstanding                                   69,934,745             41,412,198
                                                                   ============           ============

- See accompanying notes -

                                                                   STATEMENT "C"
                                BUDGET WASTE INC.
               Consolidated Statements of Stockholders' Deficiency
                                  (US Dollars)
                        For the Year Ended March 31, 2008

                                                                                                Retained
                                 Common Stock       Stock to     Contributed   Comprehensive    Earnings
                            Number     Par Value    be Issued      Surplus         Income       (Deficit)         Total
                            ------     ---------    ---------      -------         ------       ---------         -----
Balance 3/31/06           18,268,743    $18,268    $      --     $  162,215       $(38,083)    $(1,679,706)   $(1,537,306)

Recapitalization of
 the company (Note 1)      5,313,300      5,313           --        638,241             --              --        643,554
Acquisitions               1,971,070      1,971           --      2,367,118             --              --      2,369,089
Debt conversion            9,363,552      9,363           --        837,306             --              --        846,669
Issued for cash           13,319,369     13,319           --        671,620             --              --        684,939
For services                 321,848        321           --         49,975             --              --         50,296
Subscription receivable      200,000        200           --           (200)            --              --             --
Other comprehensive
 income                           --         --           --             --        244,362              --        244,362
Net loss                          --         --           --             --             --      (4,202,576)    (4,202,576)
To be issued                      --         --      413,713             --             --              --        413,713
                          ----------    -------    ---------     ----------       --------     -----------    -----------
Balance 3/31/07           48,757,882     48,755      413,713      4,726,275        206,279      (5,882,282)      (487,260)
Acquisitions                 298,000        298     (118,850)       290,552             --              --        172,000
Debt conversion           46,378,406     46,378     (126,075)       543,446             --              --        463,749
For services                 327,331        287           --        121,094             --              --        121,381
For cash                     370,109        370     (168,788)       223,480             --              --         55,062
Cancelled                   (397,762)      (354)          --            354             --              --             --
Other comprehensive
 loss                             --         --           --             --        (55,960)             --        (55,960)
Net loss                          --         --           --             --             --      (1,908,598)    (1,908,598)
                          ----------    -------    ---------     ----------       --------     -----------    -----------

Balance 3/31/08           95,733,966    $95,734    $      --     $5,905,201       $150,319     $(7,790,880)   $(1,639,626)
                          ==========    =======    =========     ==========       ========     ===========    ===========

- See accompanying notes -

                                                                   STATEMENT "D"

                                BUDGET WASTE INC.
                      Consolidated Statements of Cash Flows
                                  (US Dollars)
                        For the Year Ended March 31, 2008

                                                                           2008                  2007
                                                                       -----------           -----------
Operating Activities:
  Net Loss, per Statement "B"                                          $(1,908,598)          $(4,201,815)
  Adjustments for non-cash items -
    Depreciation                                                         1,800,142             1,287,205
    Bad debts                                                              752,298               438,518
    Shares issued for services                                             121,381                50,296
    Goodwill impairment                                                         --               749,482
    Gain on sale of asset                                                 (511,876)                   --
    Contingency accrual                                                    385,000                    --
  Changes in non-cash working capital -
    (Increase) Decrease in accounts receivable                            (627,754)              (89,588)
    (Increase) Decrease in term deposit                                         --                34,429
    (Increase) Decrease prepaid expenses                                    18,988                   779
    Increase (Decrease) in corporate taxes payable                          (6,746)               (2,145)
    Increase (Decrease) in unearned revenue                                     --               (12,064)
    Increase (Decrease) in accounts payable and accrued liabilities      1,036,033               620,909
                                                                       -----------           -----------
Cash flows from (used in) operating activities                           1,058,868            (1,123,994)
                                                                       -----------           -----------
Investing Activities:
  (Increase) Decrease in performance bonds                                  16,553               (12,064)
  Additions to property and equipment                                     (434,939)             (522,839)
  Acquisitions of business assets, net of cash acquired                         --                34,861
                                                                       -----------           -----------
Cash flows from (used in) investing activities                            (418,386)             (500,222)
                                                                       -----------           -----------
Financing Activities:
  Increase (Decrease) in revolving bank loans                              (78,698)             (285,403)
  Increase (Decrease) in bank overdraft                                     38,967              (211,760)
  Proceeds on issuance of capital stock                                     55,062               684,939
  Repayment of long-term debt                                             (245,592)             (585,839)
  Repayment of obligations under capital lease                          (1,273,171)             (369,260)
  Proceed from related parties                                             622,901               198,283
  Proceed from shareholders                                                557,401             1,513,978
                                                                       -----------           -----------
Cash flows from (used in) financing activities                            (323,130)              944,938
                                                                       -----------           -----------

Effect of exchange rate changes on cash                                   (317,352)              621,088
Net Increase (Decrease) in Cash and Cash Equivalents                            --               (58,190)
Cash and cash equivalents, beginning                                            --                58,190
                                                                       -----------           -----------
Cash and cash equivalents, ending                                      $        --           $        --
                                                                       ===========           ===========
Supplemental Disclosure of Cash Flow Information:
  Interest paid                                                        $   427,130           $   681,413
  Income taxes paid                                                          6,746                    --
  Acquisitions (Note 14)


- See accompanying notes -

                                                                   STATEMENT "E"

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                             March 31, 2008 and 2007


1. NATURE OF OPERATIONS:

a) Company Description -

These financial statements include the accounts of Budget Waste Inc. (A Nevada Corporation) (the "Company") and its wholly owned subsidiary Budget Waste Inc. (an Alberta Corporation) "Alta". Alta is the successor corporation following the July 1, 2006 amalgamation of Alta and its wholly owned subsidiaries Kosland Waste Removal Ltd. Acquired February 15, 2006; DB Waste Disposal 2005 Ltd. (acquired March 1, 2006); Strathmore Septic Services (1980) Ltd. (acquired March 1, 2006), 593250 Alberta Ltd. (operating as DB Port-a-Pod acquired March 1,
2006) All Waste Systems Ltd. (acquired March 1, 2006); Rocky Mountain Waste Services Inc. (acquired March 1, 2006); 882880 Alberta Ltd. (acquired April 30,
2006) and Finnie Water Hauling Ltd. (acquired June 30, 2006). Subsequent to the amalgamation, the Company also acquired Hydrovac Alberta Inc. (acquired December 1, 2006) and 4M Water Hauling Ltd. (acquired February 16, 2007). The Company also acquired the assets only of 202287 Construction Services Ltd. (acquired November 30, 2006), Muldowney Holdings Ltd. (acquired December 1, 2006) and P.J.S. Waste and Recycling Services Ltd. (acquired February 14, 2007).

The Company provides non-hazardous waste collection, transfer, recycling and disposal services. Additionally, the Company provides support to the construction industry such as fence rentals, sanitary facility rentals, bin rentals, hydrovac and water hauling. The Company operates primarily, but not exclusively, in Alberta, Canada. The Company evaluates principal operations through three functional departments: Solid Waste, Liquid Waste and Water Hauling.

b) Consolidated Statements -

Effective July 1, 2006 the Company completed the acquisition of Budget Waste Inc. (Alta). According to accounting principles generally accepted in the United States, the above noted acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by Budget Waste Inc. (Alta) for the net monetary assets of Budget Waste Inc. accompanied by a recapitalization and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition. All material inter-company balances and transaction have been eliminated in consolidation.

c) Going Concern -

The Company's ability to continue as a going concern is dependant upon achieving profitable operations and upon the continued financial support of its lenders and investors. The outcome of these matters cannot be predicted at this time.

Due to the recurring losses of the Company, the Company must continue to obtain external investment capital and financing. on going operations will be dependant upon the execution of the Company's business plan including achieving more efficient operations and marketing initiatives and the successful listing of the Company on a public market.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


1. NATURE OF OPERATIONS: CONTINUED

d) Going Concern - Continued

These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES:

a) Cash and Cash Equivalents -

Cash and cash equivalents consist of cash and deposit instruments with an initial maturity of three months or less.

b) Accounts Receivable -

Receivables are recorded when invoiced or advanced and represent claims against third parties that will be settled in cash. The carrying value of receivables, net of the allowance for doubtful accounts, represents the estimated net realizable value. The estimate for the allowance for doubtful accounts is based upon historic collection trends, type of customer and age of receivables. If events indicate that specific receivable balances may be impaired, further consideration is given to those balances and the allowance is adjusted accordingly. Accounts are written off when the Company's efforts to collect are unsuccessful.

c) Income Taxes -

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Uncertainty in Income Taxes". Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax assets and liabilities of a change in tax rates realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. FIN No.48 prescribes a recognition threshold and measurement attribute for financial statement recognition ad measurement of tax positions taken into in tax returns.

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts have been accrued and are classified as a component of income tax expense in our Consolidated Statements of Operations. The Company elected this accounting policy, which is a continuation of our historical policy, in connection with our adoption of FIN 48.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


2. SIGNIFICANT ACCOUNTING POLICIES: CONTINUED

d) Property and Equipment -

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized while major maintenance expenditures are expensed as incurred. In accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews its assets annually for impairment. Depreciation is provided over the estimated useful lives of the assets on a declining balance basis at the following annual rates:

               Equipment                                     20%
               Waste bins                                    20%
               Automotive                                    30%
               Port-a-Potties                                20%
               Trailers                                      30%
               Assets under capital lease                    30%
               Office                                        20%
               Heavy trucks and equipment                    20%
               Computer equipment                            30%
               Tools and equipment                           20%
               Leasehold developments                        20%
               Buildings                                      4%

Depreciation for property and equipment purchased during the year is calculated at one-half of the above rates.

e) Leases -

The Company leases property and equipment in the ordinary course of business. Significant lease obligations relate to trucks, waste bins, and compactors. These leases have varying terms and may or may not include purchase or buyout options and guaranteed residuals. The terms of these leases are considered when determining whether a lease is classified as operating or capital.

The majority of the Company's leases are capital leases. Assets under capital lease are capitalized using interest rates appropriate at the inception of each lease and are amortized over their estimated useful lives, using the same method as similar assets that the Company owns. The present value of the lease payments is recorded as a debt obligation as disclosed in Note 11.

Other leases are classified as operating when lease terms are significantly shorter than the assets' economic useful lives, or relatively low fixed minimum lease payments. Management expects that in the normal course of business, these leases will be renewed, replaced with new leases or replaced with fixed asset expenditures. Minimum lease payments for the next five years are disclosed in
Note 11.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


2. SIGNIFICANT ACCOUNTING POLICIES: CONTINUED

f) Goodwill and Intangible Assets -

Through  expansion  by  acquisition,  the  Company  has  acquired  goodwill  and intangible assets - mainly customer lists. In accordance with SFAS 142 "Accounting for Goodwill and Intangible Assets", goodwill is recorded at cost and is not subject to amortization. Customer lists are recorded at cost and amortized over their estimate useful lives on a straight-line basis. The useful lives of customer lists are estimated to be three years. These assets are reviewed annually for impairment, more frequently if management has reason to believe that conditions exist that may lead to impairment.

g) Impairment of Long-Lived Assets -

As described above, the Company assesses the recoverability of its long-lived tangible and intangible assets at least annually. Management assesses if there have been significant events or changes in circumstances that indicate an asset or group of assets may have become impaired. A test of recoverability is performed comparing the carrying value of a group of assets to its undiscounted future cash flows. If carrying values are in excess undiscounted future cash flows, impairment is measured by comparing the internal discounted cash flow analysis or a third party valuation. Estimating future cash flows required significant judgment and projections may vary from cash flows eventually realized.

h) Foreign Currency Translation -

The functional currency for BWI Budget Waste Inc. (Alta) is the Canadian dollar. The reporting currency of Budget Waste Inc. is the US dollar.

Translation of foreign currency denominated transactions -

Translation undertaken in foreign currencies is translated into the functional currency at the actual exchange rates prevailing at the time of the transaction. Exchange gains or losses are a result of exchange rate changes between the time the transaction is recognized and the collection of funds and are included as a component of net income.

Translation of account balances denominate in foreign currency on consolidation-

The Company follows FAS 52 "Foreign Currency Translation" and uses the current rate method whereby assets and liabilities are translated at the rate of exchange at the Balance Sheet date. Revenues and expenses are translated at the weighted average rate of exchange for the period. Components of stockholders' deficiency are translated at the appropriate historic rate of exchange. Exchange gains or losses on transaction of foreign currency are included as component of comprehensive income.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


2. SIGNIFICANT ACCOUNTING POLICIES: CONTINUED

i) Comprehensive Income -

Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' deficiency. The Company's other comprehensive income is primarily comprised of unrealized foreign exchange gains and losses.

j) Revenue Recognition -

In accordance with SEC Staff Accounting Bulletin 104, the Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonable assured and there are no significant remaining performing obligations. For providing services and short-term rentals, revenue is recognized when services or rental has been completed. For long-term rentals, revenue is recognized monthly over the term other contract. For special events, fencing, porta potties and other assets that can be rented on a per diem basis, revenue is recognized when the equipment is collected or returned.

k) Advertising -

Advertising costs are expensed as incurred and amounted to $239,555 and $141,909 for the years ended March 31, 2008 and 2007.

l) Share-Based Payment -

The Company has not issued any warrants or stock options, nor has it established any compensation plan under which options or warrants may be issued. The Company has adopted SFAS No. 123(r) "Share Based Payment" but it does not have any effect on the financial statements. From time to time, employees and suppliers have been issued stock as compensation for goods and services rendered to the Company. These issuances of stock were valued at the value of goods and services received in accordance with pre-established rates of pay and contractual amounts.

m) Contingencies -

The potential exposure the Company has with respect to claims, assessments and litigation has been estimated in accordance with SFAS No. 5. It is not always possible to predict the outcome of litigation as it is subject to many uncertainties. It is also not always possible for management to make a meaningful estimate of the protection loss or range of loss associated with such litigation.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


2. SIGNIFICANT ACCOUNTING POLICIES: CONTINUED

n) Use of Estimates -

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Significant areas requiring the use of management estimates relate to revenue recognition, the determination of impairment of long-lived assets, the estimation of useful lives, rates and methods of depreciation, income taxes, recognition of bad debts allowances, accounts payable and accrued liabilities, recognition of capital leases and contingencies. Management believes the estimates are reasonable. Actual results could differ from these estimates and assumptions.

o) Supplemental Cash Flow Information -

Non-cash investing and financing activities are excluded from the statement of cash flows. Non-cash transactions are disclosed throughout the notes to the consolidated financial statements. Total amounts paid for income taxes and interest are disclosed on the consolidated statement of cash flows.

p) Net loss per share before comprehensive income -

The Company computes net income (loss) per share in accordance with SFAS No. 128, "EARNINGS PER Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive (i.e. reducing loss per share). The basic and diluted EPS has been retroactively restated to take into effect the 1:30 reverse split on October 31, 2006, the 1.5:1 split on January 5, 2007 and the 1:1 split on March 9, 2007.

3. RISK MANAGEMENT RELATED TO FINANCIAL INSTRUMENTS:

The company is exposed to various types of risks owing to the nature of the business activities it carries on, including those related to the use of financial instruments. In order to manage the risks associated with using financial instruments, such as loan, deposit and securities, controls have been implemented, such as risk management policies and various risk limits. These measures aim to optimize the return/risk ratio in all its operations. The main risks to which the company is exposed are set out below.

Fair Value -

In accordance with SFAS 107 "Disclosures About Fair Values of Financial Instruments", the Company's financial instruments include accounts receivable, performance bonds, bank overdraft, revolving bank loan, accounts payable and accrued liabilities notes payable, amounts due to related parties, amounts due to shareholders, long-term debt, and obligations under capital leases. The fair value of financial instruments recognized in the balance sheet approximate their carrying amounts.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


3. RISK MANAGEMENT RELATED TO FINANCIAL INSTRUMENTS: CONTINUED

Market Risk -

Market risk corresponds to the financial losses that the company could incur because of unfavourable fluctuations in the value of financial instruments, following variations in the parameters underlying their evaluation, such as interest rates. The policies and limits implemented are designed to mitigate exposure to market risk arising from asset and liability management activities.

Credit Risk -

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and accounts receivable. The Company deposits cash with financial institutions it believes to be creditworthy. Cash balances at these financial institutions may exceed the federally guaranteed amount.

The Company's accounts receivable are primarily derived from trade. The Company will maintain an allowance for doubtful accounts receivable in those cases for which the expected collectability of accounts receivable is in question.

Liquidity Risk -

Liquidity risk represents the possibility that the company may not be able to gather sufficient cash resources, when required and under reasonable conditions, to meet its financial obligations. The company's overall liquidity risk is managed by the chief financial officer and supervised by the Board of Directors. The company monitors cash resources daily and makes sure the liquidity indicators are in compliance with limits established in the policies set by the company.

Interest Risk -

The Company finances its property and equipment assets through short-term borrowing, long-term borrowing and capital and operating leases. The Company's greatest exposure to interest risk is from its short-term borrowings, as long-term borrowings and leases have fixed interest rates or fixed minimum lease payments.

4. PROVISION FOR DOUBTFUL ACCOUNTS:

The Company determines its provision for doubtful accounts based upon the accounting policy described in Note 2(b). The Company's allowance for doubtful accounts for the year ended March 31, 2008 and 2007 are $962,865 and $577,152.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


5. PROPERTY AND EQUIPMENT:
                                                 2008                   2007
                                             -----------            -----------
Owned:
  Equipment                                  $   375,712            $   314,795
  Waste bins                                   2,184,060              1,900,808
  Automotive                                   2,478,032              2,225,363
  Port a Potties                                  17,220                  3,641
  Office                                          43,808                 37,896
  Heavy trucks and equipment                     516,123                516,123
  Computer equipment                              71,558                 57,526
  Leasehold improvements                         266,989                245,000
  Buildings                                      176,393                557,386
  Land                                            86,588                215,883
                                             -----------            -----------
                                               6,216,482              6,074,421
Less: accumulated depreciation                (2,008,902)            (1,168,407)
                                             -----------            -----------
                                               4,207,580              4,906,014
                                             -----------            -----------
Leased:
  Equipment                                  $    33,478            $     5,557
  Waste bins                                     605,284                170,243
  Automotive                                   3,641,774              1,809,205
  Port a Potties                                 308,698                275,096
  Fencing                                        406,580                165,129
                                             -----------            -----------
                                               4,995,813              2,425,230

Less: Accumulated depreciation                (1,528,626)              (534,170)
                                             -----------            -----------

                                               3,467,187              1,891,060
                                             -----------            -----------

                                             $ 7,674,767            $ 6,797,074
                                             ===========            ===========

The provision for depreciation is as follows:

                                                 2008                   2007
                                             -----------            -----------
Depreciation of owned property
 and equipment                               $   840,495            $   903,100
Depreciation of leased property
 and equipment                                   994,456                384,105

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


6. GOODWILL AND INTANGIBLE ASSETS:

                                                  2008                  2007
                                              -----------           -----------
GOODWILL:

Balance, beginning                            $ 2,769,157             2,737,200
  Addition of 4M, Muldowney and Hydrovac               --               781,768
  Provision for impairment                             --              (749,482)
  Foreign currency translation                    338,240                    --
                                              -----------           -----------

BALANCE, ENDING                               $ 3,107,397           $ 2,769,157
                                              -----------           -----------

CUSTOMER LISTS:
  Balance, beginning                          $   239,725                    --
  Additions                                            --               239,725

Depreciation                                      (92,166)                   --

Foreign currency translation                       31,780                    --
                                              -----------           -----------

BALANCE, ENDING                               $   179,339           $   239,725
                                              ===========           ===========

In accordance with the accounting policy in Note 2(g), goodwill and intangible assets were analyzed for impairment. During the year ended March 31, 2007 it was determined that goodwill assigned to the water hauling and liquid services divisions could not be supported and was accordingly written down.

7. REVOLVING BANK LOAN:

The revolving bank loan bears interest at prime plus 2 percent per annum and is secured by a fixed and floating charge against the Company's assets. The maximum amount available is $58,374.

8. DUE TO RELATED PARTIES:

Amounts due to related parties have no specific terms of repayment, are non-interest bearing and are unsecured. $213,750 was converted to common stock during the year.

9. DUE TO SHAREHOLDERS:

Amounts due to shareholders are unsecured, non-interest bearing with no specific terms of repayment.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


10. LONG-TERM DEBT:

                                                                   March 31,         March 31,
                                                                     2008              2007
                                                                   --------          --------
Business Development Corp; interest at 7.5% per annum;
repayable at $787 ($840 CAD) per month plus interest
The loan matures on August 23rd, 2008                              $  4,086          $ 12,381

Business Development Corp. interest at 8.25% per annum;
repayable at $2,610 ($2,685 CAD) per month plus interest
The loan matures on July 23rd, 2010                                  67,919            88,460

Edson Credit Union; interest at prime plus 2.25%;
repayable at $2,551 per month; secured by a general
security agreement                                                       --            33,227

Ford Credit; interest at 3.9% per annum; repayable at
$1,080 per month; secured by an automobile                               --            18,050

Tulchem Mortgage; interest at 5.75% per annum; repayable
at $4,741 per month; secured by land and a building                      --           348,438

CIT Financial; interest at 11.5% per annum,; repayable
at $1,700 per month; secured by a camp trailer                           --            40,731

CIT Financial; interest at 7.7% per annum; repayable
at $3,714 per month, secured by a vehicle                                --           137,876
                                                                   --------          --------
                                                                     72,005           679,163

Less: Current portion                                                35,433           149,043
                                                                   --------          --------
Long-term portion                                                  $ 36,572          $530,120
                                                                   ========          ========

Principal repayment over the next two years is as follows:

     2009              $ 35,433
     2010                36,572

Interest expenses incurred during the year was $427,130 (2007 - $532,324).

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


11. OBLIGATIONS UNDER CAPITAL LEASE:

                                                 March 31,             March 31,
                                                   2008                  2007
                                                ----------            ----------
Obligations under capital lease                 $4,474,592            $3,402,227
Less:
    Current portion                              1,374,549             1,058,871
                                                ----------            ----------

Long-term portion                               $3,100,043            $2,343,356
                                                ==========            ==========

Minimum lease payments over the next five years are as follows:

     2009                                       $1,374,549
     2010                                        1,295,512
     2011                                          832,044
     2012                                          364,423
     2013                                          128,227

The company has entered into 64 capital leases to finance its capital assets with various financial institutions. These leases bear interest at interest rates ranging from 10% to 15% per annum.

12. NON-CONTROLLING INTEREST:

Non-controlling interest consists of non-voting redeemable preferred shares issued by Alta. The preferred shares have a redemption value of $CDN 3,400,000 ($3,307,861 US at March 31, 2008) and are redeemable at the option of the holders. Holders of the preferred shares are entitled to a non-cumulative dividend at a rate per month, to be determined by the Board of the Directors, on the redemption amount per share payable monthly. As stated in Note 16, these preferred shares were redeemed for $1.

13. STOCKHOLDERS' DEFICIENCY:

a) Preferred Stock/Non-Controlling Interest -

In consideration for acquiring Allwaste on March 1, 2006, Budget Alberta issued 3,719,765 preferred shares. These shares are redeemable by the holders for $CDN 3,400,000 and have been classified as a minority interest in these consolidated financial statements.

b) Warrants -

There are no warrants outstanding at March 31, 2008 or March 31, 2007.

c) Stock Options -

There are no stock options outstanding at March 31, 2008 or March 31, 2007.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


14. ACQUISITIONS:

The Company completed a series of acquisitions during the years ended March 31, 2008 and 2007. The general purpose of these transactions is to be able to provide a complete range of waste removal and ancillary services to its customers. The Company also wished to increase brand awareness by acquiring market share in its chosen markets. Additionally, the Company wishes to achieve economies of scale through expansion

a) We Haul Waste Inc.

In order to expand its small roll-off operations, the Company acquired the assets only of We Haul Waste Inc. on November 30, 2007 in exchange for 198,000 shares of the Company, valued at $172,000. The assets of We haul are as follows:

     Capital assets                                              $ 339,908
     Long-term debt                                               (167,908)
                                                                 ---------

                                                                 $ 172,000
                                                                 =========

b) 4M Water Hauling Ltd. by Budget Waste, Inc.

In order to expand its water hauling services and to complement its acquisition of Finnie Water Hauling, effective February 16, 2007, the Company acquired 100% of the outstanding common stock of 4M Water Hauling Ltd. in exchange for 200,000 shares of the Company valued at $1,000,000. This has been accounted for using the purchase method. The assets of 4M acquired are as follows:

     Current assets                                            $   839,769
     Capital assets                                              1,123,778
     Goodwill                                                      313,429
     Current liabilities                                        (1,034,479)
     Long-term debt                                               (242,497)
                                                               -----------

                                                               $ 1,000,000
                                                               ===========

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


14. ACQUISITIONS: CONTINUED

c) PJ's Waste and Recycling Services Ltd. by Budget Waste Inc. (assets only)

In order to expand its small roll-off operations and to provide recycling services, effective February 14, 2007, the Company acquired 100% of the assets of PJ's Waste and Recycling Services Ltd. (PJ's) in exchange for 130,000 shares of the Company valued at $563,550. This has been accounted for as a purchase. The assets of PJ's acquired are as follows:

     Capital assets                                                $335,963
     Customer lists                                                 227,587
                                                                   --------

                                                                   $563,000
                                                                   ========

d) 202287 Construction Services Ltd. by Budget Waste, Inc. (assets only)

In order to expand its small roll-off operations, effective November 30, 2006, the Company acquired 100% of the assets of 202287 Construction Services Ltd. (dba A&R Waste) in exchange for $112,710 and 100,000 shares of the Company valued at $86,700. This has been accounted for as a purchase. The assets of A&R acquired are as follows:

     Capital assets                                                $187,272
     Customer lists                                                  12,138
                                                                   --------

                                                                   $199,410
                                                                   ========

e) Muldowney Holdings Ltd. by Budget Waste, Inc.

In order to expand its hydrovac operations, effective December 1, 2006, the Company acquired 100% of Muldowney Holdings Ltd (Muldowney) in exchange for 47,430 shares of the Company valued at $173,400. This company owned the operating assets used by Hydrovac Alberta, so the two companies were acquired at the same time. This has been accounted for using the purchase method. The purchase price has been allocated to the assets of Muldowney as follows:

     Capital assets                                              $ 327,726
     Goodwill                                                       21,675
     Current liabilities                                          (176,001)
                                                                 ---------

                                                                 $ 173,400
                                                                 =========

f) HydroVac Alberta Inc. by Budget Waste, Inc.

Effective December 1, 2006, the Company acquired 100% of HydroVac Alberta Inc. (HydroVac) in exchange for 130,535 shares of the Company valued at $478,260. As explained above, Hydrovac and Muldowney were acquired as part of the same acquisition. This has been accounted for using the purchase method. The purchase price has been allocated to the assets of HydroVac as follows:

     Goodwill                                                      $476,260
                                                                   ========

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


14. ACQUISITIONS: CONTINUED

g) Finney Water Hauling Ltd. by Budget Waste, Inc.

In order to expand its operation into water hauling, to more completely meet the needs of its customers effective June 30, 2006, the Company acquired 100% of Finney Water Hauling Ltd. (Finney) in exchange for $10. The Company and the vendors are disputing the nature and amount of the other compensation. This has been accounted for using the purchase method. The purchase price has been allocated to the assets of Finney as follows:

     Current assets                                              $ 436,399
     Capital assets                                                702,096
     Goodwill                                                       48,278
     Current liabilities                                          (748,488)
     Long-term debt                                               (438,275)
                                                                 ---------

                                                                 $      10
                                                                 =========

h) 882880 Alberta Ltd. by Budget Waste, Inc.

In order to expand its operations into hydrovac effective April 30, 2006, the Company acquired 100% of 882880 Alberta operating as Provac in exchange for $10. This has been accounted for using the purchase method. The assets of Provac acquired are as follows:

     Current assets                                              $ 253,618
     Capital assets                                                679,610
     Current liabilities                                          (150,786)
     Long-term debt                                               (782,432)
                                                                 ---------

                                                                 $      10
                                                                 =========

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


15. INCOME TAXES:

Income taxes vary from the amount that would be computed by applying the estimated combined statutory income tax rate (34%) for the following reasons:

                                                                      March 31,              March 31,
                                                                        2008                   2007
                                                                     -----------            -----------
Loss before income taxes                                             $(1,908,598)           $(4,202,576)
Income tax rate                                                               34%                    34%
                                                                     -----------            -----------
Expected income tax expense (recovery) based on above rates             (648,923)            (1,428,876)

Impact of lower statutory tax rates on foreign subsidiaries               (7,316)                39,613
Non-deductible expenses                                                   54,771                 27,876
Permanent difference                                                      22,685                257,247
Effect of expiry of operating loss carry forward                              --                 20,079
Realization of loss carryforward                                          80,806                     --
Change in valuation allowance                                            497,977              1,076,823
                                                                     -----------            -----------

Income tax expense (recovery)                                        $        --            $       761
                                                                     ===========            ===========

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax asset (liability) calculated at a 34% tax rate consists of the following:

                                             March 31,             March 31,
                                               2008                  2007
                                            -----------           -----------

Operating losses carryforward               $ 1,459,890           $ 1,189,503
Property and equipment                          679,121               451,531
Valuation allowance                          (2,139,011)           (1,641,034)
                                            -----------           -----------

Net deferred tax asset (liability)          $        --           $        --
                                            ===========           ===========

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


15. INCOME TAXES: CONTINUED

The Company's losses carried forward for income tax purposes are $4,293,793 (2007 - $3,498,458), which may be carried forward to apply against future income tax, expiring between 2010 and 2028. The potential benefit of these loss carry forwards has not been recognized in the financial statements, nor has it been recognized as a deferred tax asset. Instead, as it is more likely than not, that this benefit will expire, a valuation allowance has been taken against the entire amount. These losses expire as follows:

     2010                                $   35,742
     2014                                   224,129
     2015                                   203,786
     2026                                   792,085
     2027                                 2,415,569
     2028                                   622,482
                                         ----------

                                         $4,293,793
                                         ==========

As at March 31, 2008 the Company is in arrears filing its statutory income tax returns and the operating losses noted above are based on estimates. The actual operating losses could differ from these estimates.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


16. COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS:

a) The Company has entered into various operating leases for equipment and premises. Minimum payments over the next five years are as follows:

     2009                                $  408,555
     2010                                   361,891
     2011                                   314,537
     2012                                    26,177
     2013                                      400

b) The Company is involved in the following litigation -

William Gordon Southern, Strathmore Septic Services (1980) Ltd. DB Waste Disposal 2005 Inc. and 593250 Alberta Ltd. are disputing the acquisition of the above mentioned companies by Budget and are requesting restitution of $Cdn 500,000 ($US 434,000). This suit was resolved in May 2008 with the Company issuing 500,000 common shares and paying legal costs. The company has accrued $385,000 included in accounts payable and accrued liabilities related to this settlement.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


16. COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS: CONTINUED

Corey Finnie and Virginia Finnie are disputing the acquisition of Finnie Water Hauling Ltd. by Budget and are requesting damages of $Cdn 1,000,000 ($US
867,000) and 10,000,000 shares of the Company. Approximately $948,000 of the $Cdn 1,000,000 was purportedly related to the assumption of liabilities related to capital leases. The plaintiff is claiming that these obligations were not assumed by the company. The company has assumed these obligations. The outcome of this lawsuit is indeterminable at this time.

Vern Lynde, Sonya Lynde, Lester Lynde and Craig Swayne are disputing for monies owing pursuant to accounts receivable factoring agreements which with the Company. The total amount of the claim is approximately $58,000. The outcome of this lawsuit is indeterminable at this time.

The Company and its affiliate 349416 Alberta Ltd sought against Roche Group Pty Limited, a declaration confirming an interest in certain leased lands, as well as various corollary relief including judgment in the amount of $220,000 together with costs. Roche Group denied the existence of the claim and counterclaimed for damages for trespass and wrongful occupation of the subject lands in an unspecified amount. The outcome of this lawsuit is indeterminable at this time.

c) Environmental -

The Company's operations are subject to federal, provincial and municipal laws and regulations over the collection, transport, transfer and disposal of waste products. The Company does not maintain its own landfill sites, so is not subject to any remediation costs with respect to contaminated sites. The Company does not transport hazardous wastes. The Company is not exposed to significant environmental risk.

d) Subsequent events -

Subsequent to March 31, 2008, the Company issued the following shares as follows:

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


                                       Number of Shares           Amount
                                       ----------------           ------

     Debt conversion                        150,000              $136,206

Subsequent to March 31, 2008, preferred shares in the amount of $3,370,861, as discussed in Note 12, were redeemed for $1.

17. RELATED PARTY TRANSACTIONS:

The Company has transactions with various related parties, including the Company's officers, directors and significant shareholders and companies controlled by shareholders, directors or family members, and a company controlled by the spouse of a shareholder. These transactions are in the normal course of operations and are transacted at the exchange amount agreed to by the related parties.

                                                   March 31,           March 31,
                                                     2008                2007
                                                  ----------          ----------
Included in accounts receivable                   $   50,625          $   15,790
Included in accounts payable                         131,122              58,622
Included in accrued liabilities                           --             238,425
Included in obligations under capital lease        1,166,274             451,710

Transactions during the year
  Management fees                                 $       --          $  130,050
  Equipment purchases                                356,514             112,710
  Supplies                                            35,594              62,055
  Lease payments                                     162,077              89,996
  Rent                                                21,598               6,235
  Repairs                                            207,273              60,300
  Loan interest                                       74,702              21,393

During the year ended March 31, 2008 the company issued 25,000,000 common shares to a director and officer of the Company in order to settle $250,000 of accounts payable for management fees recorded in 2006 and 2007.

Additionally, the Company sold property to a related Company for proceed of $CAD 1,200,000. The property was independently appraised at $1,167,000. The proceeds were used to repay a mortgage and to reduce debt owing to the related company. The company recognized a gain of $511,876 on this sale.

                                                                     STATEMENT E
                                                                       CONTINUED

                                BUDGET WASTE INC.
                   Notes to Consolidated Financial Statements
                                 March 31, 2008


18. SEGMENTED INFORMATION:

The Company provides non-hazardous waste collection, transfer, recycling and disposal services. Additionally, the Company provides support to the construction industry such as fence rentals, sanitary facility rentals, bin rentals, hydrovac and water hauling. The Company operates primarily, but not exclusively, in Alberta, Canada. The Company evaluates principal operations through three functional departments: Solid Waste, Liquid Waste and Water Hauling. The results of operations for the year ended March 31, 2008 by functional department is as follows:

                                    Cost of        Gross                                        Goodwill
                     Revenue         Sales         Profit      Depreciation    Administration   Impairment     Net Loss
                     -------         -----         ------      ------------    --------------   ----------     --------
Solid Waste        12,675,787      8,325,384     4,350,403       1,206,784       3,555,507               0      (411,888)
Liquid Services     1,780,849      1,539,674       241,175         377,685         449,351               0      (585,861)
Water Hauling       1,697,887      1,776,942       (79,055)        215,673         616,121               0      (910,849)
                   ----------     ----------    ----------      ----------      ----------      ----------    ----------

                   16,154,523     11,642,000     4,512,523       1,800,142       4,620,979               0    (1,908,598)
                   ==========     ==========    ==========      ==========      ==========      ==========    ==========

The results of operations for the year ended March 31, 2007 by department is as follows:

                                    Cost of        Gross                                        Goodwill
                     Revenue         Sales         Profit      Depreciation    Administration   Impairment     Net Loss
                     -------         -----         ------      ------------    --------------   ----------     --------

Solid Waste         7,464,645      6,012,442     1,452,203         923,243       2,440,197          88,886    (2,000,123)
Liquid Services     2,223,755      1,819,164       404,590         266,540         875,634         338,130    (1,075,714)
Water Hauling         752,609        811,141       (58,533)         97,422         648,318         322,466    (1,126,739)
                   ----------     ----------    ----------      ----------      ----------      ----------    ----------

                   10,441,008      8,642,748     1,798,260       1,287,205       3,964,149         749,482    (4,202,576)
                   ==========     ==========    ==========      ==========      ==========      ==========    ==========

                               BUDGET WASTE, INC.

                                Calgary, Alberta

                        CONSOLIDATED FINANCIAL STATEMENTS
                      (Unaudited - Prepared by Management)
                For the Three months Ended June 30, 2008 and 2007

                               BUDGET WASTE, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                      (UNAUDITED - PREPARED BY MANAGEMENT)

Consolidated Balance Sheets                                        STATEMENT "A"
Consolidated Statements of Income and Comprehensive Income         STATEMENT "B"
Consolidated Statements of Stockholders' Equity                    STATEMENT "C"
Consolidated Statements of Cash Flows                              STATEMENT "D"
Notes to Consolidated Financial Statements                         STATEMENT "E"

                                                                   STATEMENT "A"

                               BUDGET WASTE, INC.
                           Consolidated Balance Sheets
                      (Unaudited - Prepared by Management)
                                  (US Dollars)
                                  June 30, 2008


                                                June 30,              March 31,
                                                  2008                  2008
                                               -----------           -----------
ASSETS

Current:
  Accounts receivable                          $ 2,266,303           $ 2,190,912
  Prepaid expenses                                 111,755               110,940
                                               -----------           -----------

                                                 2,378,058             2,301,852
                                               -----------           -----------
Performance bonds                                   30,558                48,645
Property and equipment, net                      7,445,268             7,674,767
Goodwill                                         3,253,360             3,107,397
Customer lists                                     164,292               179,339
                                               -----------           -----------

                                                10,893,478            11,010,148
                                               -----------           -----------

                                               $13,271,536           $13,312,000
                                               ===========           ===========


Approved on Behalf of the Board:

_______"Jim Can", Director

_______"Kendall Dilling", Director

______ "Robert Baker" , Director


- See accompanying notes -

                                                                   STATEMENT "A"
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                           Consolidated Balance Sheets
                      (Unaudited - Prepared by Management)
                                  (US Dollars)
                                  June 30, 2008

                                                                          June 30,             March 31
                                                                            2008                 2008
                                                                        ------------         ------------
LIABILITIES

Current:
  Bank overdraft                                                        $    205,131         $     39,009
  Revolving bank loan                                                         28,633               56,743
  Accounts payables and accrued liabilities                                4,257,812            4,380,479
  Notes payable                                                               49,279               47,068
  Due to related parties                                                     966,292              811,289
  Corporate taxes payable                                                     24,944               23,825
  Due to shareholders                                                      1,244,531            1,738,755
  Current portion of long-term debt                                           37,097               34,433
  Current portion of obligations under capital lease                       1,526,107            1,374,549
                                                                        ------------         ------------
                                                                           8,339,627            8,507,150
                                                                        ------------         ------------
Long-term debt                                                                27,517               36,572
Obligations under capital lease                                            2,791,745            3,100,043
Non-controlling interest                                                          --            3,307,861
                                                                        ------------         ------------
                                                                           2,819,263            6,444,476
                                                                        ------------         ------------
                                                                          11,158,890           14,951,626
                                                                        ------------         ------------
STOCKHOLDERS' EQUITY (DEFICIENCY)

Common stock
  Authorized
    500,000,000 common voting stocks with a par value of $0.001 each 20,000,000 preferred non-voting stock with a par value of $0.001 each
  Issued and outstanding
    89,189,783 (48,757,882 - 2007) common stock Par value                     89,690               95,734
Contributed surplus                                                        9,633,068            5,905,201
Cumulative other comprehensive income (loss)                                 125,780              150,319
Accumulated deficit                                                       (7,735,892)          (7,790,880)
                                                                        ------------         ------------
                                                                           2,112,646           (1,639,626)
                                                                        ------------         ------------
Nature of operations (Note 1)
Commitments, contingencies, and subsequent events (Note 16)

                                                                        $ 13,271,536         $ 13,312,000
                                                                        ============         ============


- See accompanying notes -

                                                                   STATEMENT "B"

                               BUDGET WASTE, INC.
           Consolidated Statements of Income and Comprehensive Income
                      (Unaudited - Prepared by Management)
                                  (US Dollars)
                       For the Three Months Ended June 30

                                                                       2008                   2007
                                                                   ------------           ------------
Revenue                                                            $  3,376,988           $  3,384,667
Cost of sales                                                         2,659,323              2,732,214
                                                                   ------------           ------------

Gross earnings before general and administrative expenses               717,664                652,453
                                                                   ------------           ------------
General and Administrative Expenses:
  Advertising and promotion                                             101,082                 77,344
  Automotive                                                              4,101                     --
  Bad debts                                                                 369                     --
  Depreciation                                                          350,435                315,583
  Gain on sale of assets                                               (416,135)                    --
  Insurance                                                              26,619                 83,805
  Interest and bank charges                                              17,431                 34,931
  Interest on long-term debt                                            118,377                111,967
  Office                                                                 45,232                204,581
  Professional fees                                                      45,702                 74,498
  Rent                                                                  103,904                 96,411
  Repairs and maintenance                                                57,624
  Salaries and benefits                                                 157,372                300,382
  Telephone                                                              42,842                 38,906
  Travel                                                                  7,720                     --
                                                                   ------------           ------------
                                                                        662,676              1,338,408
                                                                   ------------           ------------
Net income (Loss)                                                        54,988               (685,955)
                                                                   ------------           ------------
Other comprehensive income
    Foreign currency translation adjustment                             (24,538)               (39,815)
                                                                   ------------           ------------
Total comprehensive income (loss) for the year                     $     30,450           $   (725,770)
                                                                   ============           ============

Basic and diluted Income (Loss) per share                          $       0.00           $       0.02
Weighted average stock outstanding                                   95,803,966             41,412,198
                                                                   ============           ============


- See accompanying notes -

                                                                   STATEMENT "C"

                               BUDGET WASTE, INC.
               Consolidated Statements of Stockholders' Deficiency
                      (Unaudited - Prepared by Management)
                                  (US Dollars)
                    For the Three Months Ended June 30, 2008

                                                                                                Retained
                                 Common Stock       Stock to     Contributed   Comprehensive    Earnings
                            Number     Par Value    be Issued      Surplus         Income       (Deficit)         Total
                            ------     ---------    ---------      -------         ------       ---------         -----
Balance 3/31/06           18,268,743    $18,268     $      --     $  162,215      $(38,083)    $(1,679,706)    $(1,537,306)
Recapitalization of
 the company (Note 1)      5,313,300      5,313            --        638,241            --              --         643,554
Acquisitions               1,971,070      1,971            --      2,367,118            --              --       2,369,089
Debt conversion            9,363,552      9,363            --        837,306            --              --         846,669
Issued for cash           13,319,369     13,319            --        671,620            --              --         684,939
For services                 321,848        321            --         49,975            --              --          50,296
Subscription receivable      200,000        200            --           (200)           --              --              --

Other comprehensive
 income                           --         --            --             --       244,362              --         244,362
Net loss                          --         --            --             --            --      (4,202,576)     (4,202,576)
To be issued                      --         --       413,713             --            --              --         413,713
                          ----------    -------     ---------     ----------      --------     -----------     -----------
Balance 3/31/07           48,757,882     48,755       413,713      4,726,275       206,279      (5,882,282)       (487,260)
Acquisitions                 298,000        298      (118,850)       290,552            --              --         172,000
Debt conversion           46,378,406     46,378      (126,075)       543,446            --              --         463,749
For services                 327,331        287            --        121,094            --              --         121,381
For cash                     370,109        370      (168,788)       223,480            --              --          55,062
Cancelled                   (397,762)      (354)           --            354            --              --              --
Other comprehensive
 loss                             --         --            --             --       (55,960)             --         (55,960)
Net loss                          --         --            --             --            --      (1,908,598)     (1,908,598)
                          ----------    -------     ---------     ----------      --------     -----------     -----------
Balance 3/31/08           95,733,966     95,734            --      5,905,201       150,319      (7,790,880)     (1,639,626)
Issued for services          250,000        250            --         24,750            --              --          25,000
Redemption of
 minority interest                --         --            --      3,441,823            --              --       3,441,823
Settlement of lawsuit             --        500            --        254,500            --              --         255,000
Cancellation of
 common stock             (6,794,183)    (6,794)           --          6,794            --              --              --
Other
Comprehensive Income              --         --            --             --       (24,538)             --         (24,538)
Net Income                        --         --            --             --            --          54,988          54,988
                          ----------    -------     ---------     ----------      --------     -----------     -----------
Balance 6/30/08           89,189,783    $89,690     $      --     $9,633,068      $125,780     $(7,735,892)    $ 2,112,646
                          ==========    =======     =========     ==========      ========     ===========     ===========


- See accompanying notes -

                                                                   STATEMENT "D"

                               BUDGET WASTE, INC.
                      Consolidated Statements of Cash Flows
                      (Unaudited - Prepared by Management)
                                  (US Dollars)
                       For the Three Months Ended June 30

                                                                               2008                2007
                                                                             ---------           ---------
Operating Activities:
  Net Income (Loss), per Statement "B"                                       $  54,988           $(685,955)
  Adjustments for non-cash items -
    Depreciation                                                               350,435             315,583
    Shares issued for services                                                  25,000                  --
    Goodwill impairment                                                             --                  --
    Loss (Gain) on sale of asset                                              (416,135)                 --
  Changes in non-cash working capital -
    (Increase) Decrease in accounts receivable                                 (75,391)            (14,608)
    (Increase) Decrease prepaid expenses                                          (815)                 --
    Increase (Decrease) in corporate taxes payable                               1,119                  --
    Increase (Decrease) in accounts payable and accrued liabilities            130,022               3,875
                                                                             ---------           ---------
Cash flows from (used in) operating activities                                  73,098            (381,105)
                                                                             ---------           ---------
Investing Activities:
  (Increase) Decrease in performance bonds                                      18,087                  --
  Additions to property and equipment                                          (84,780)           (232,565)
  Proceeds on sale of property and equipment                                    67,229
  Acquisitions of business assets, net of cash acquired                             --                  --
                                                                             ---------           ---------
Cash flows from (used in) investing activities                                     536            (232,565)
                                                                             ---------           ---------
Financing Activities:
  Increase (Decrease) in revolving bank loans                                  (28,110)                 --
  Increase (Decrease) in bank overdraft                                        166,122                  --
  Proceeds on issuance of capital stock                                             --                  --
  Repayment of long-term debt                                                   (7,390)             (9,945)
  Repayment of obligations under capital lease                                (156,739)           (267,889)
  Proceeds from related parties                                                155,003              78,840
  Proceeds from shareholders                                                   127,122             614,659
                                                                             ---------           ---------
Cash flows from (used in) financing activities                                 256,008             415,665
                                                                             ---------           ---------
Effect of exchange rate changes on cash                                       (329,642)            198,005
Net Increase (Decrease) in Cash and Cash Equivalents                                --                  --
Cash and cash equivalents, beginning                                                --                  --
                                                                             ---------           ---------
Cash and cash equivalents, ending                                            $      --           $      --
                                                                             =========           =========
Supplemental Disclosure of Cash Flow Information:
  Interest paid                                                              $ 118,377           $ 111,967
  Income taxes paid                                                                 --                  --


- See accompanying notes -

                                                                     STATEMENT E

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


1. NATURE OF OPERATIONS:

e) Condensed Financial Statements -

These financial statements do not include all of the disclosure contained in the Company's March 31, 2008 year end financial statements, but only descriptions of significant and material changes that have incurred in this interim period. Readers are requested to read these financial statements in conjunction with the financial statements prepared for the year ended March 31, 2008.

f) Company Description -

These financial statements include the accounts of Budget Waste, Inc. (A Nevada Corporation) (the "Company") and its wholly owned subsidiary Budget Waste Inc. (an Alberta Corporation) "Alta". Alta is the successor corporation following the July 1, 2006 amalgamation of Alta and its wholly owned subsidiaries: Kosland Waste Removal Ltd. (acquired February 15, 2006); DB Waste Disposal 2005 Ltd. (acquired March 1, 2006); Strathmore Septic Services (1980) Ltd. (acquired March 1, 2006), 593250 Alberta Ltd. (operating as DB Port-a-Pod acquired March 1,
2006); All Waste Systems Ltd. (acquired March 1, 2006); Rocky Mountain Waste Services Inc. (acquired March 1, 2006); 882880 Alberta Ltd. (acquired April 30,
2006) and Finnie Water Hauling Ltd. (acquired June 30, 2006). Subsequent to the amalgamation, the Company also acquired Hydrovac Alberta Inc. (acquired December 1, 2006) and 4M Water Hauling Ltd. (acquired February 16, 2007). The Company also acquired the assets only of 202287 Construction Services Ltd. (acquired November 30, 2006), Muldowney Holdings Ltd. (acquired December 1, 2006) and PJ.s Waste and Recycling Services Ltd. (acquired February 14, 2007).

The Company provides non-hazardous waste collection, transfer, recycling and disposal services. Additionally, the Company provides support to the construction industry such as fence rentals, sanitary facility rentals, bin rentals, hydrovac and water hauling. The Company operates primarily, but not exclusively, in Alberta, Canada. The Company evaluates principal operations through three functional departments: Solid Waste, Liquid Waste and Water Hauling.

g) Consolidated Statements -

Effective July 1, 2006 the Company completed the acquisition of Budget Waste Inc. (Alta). According to accounting principles generally accepted in the United States, the above noted acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by Budget Waste Inc. (Alta) for the net monetary assets of Budget Waste, Inc. accompanied by a recapitalization and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition. All material inter-company balances and transaction have been eliminated in consolidation.

h) Comparative Figures -

The June 30, 2007 comparative figures have been reclassified, where applicable, to conform to the presentation used in the current quarter.

i) Going Concern -

The Company's ability to continue as a going concern is dependant upon achieving profitable operations and upon the continued financial support of its lenders and investors. The outcome of these matters cannot be predicted at this time.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


1. NATURE OF OPERATIONS: CONTINUED

j) Going Concern - Continued

Due to the recurring losses of the Company, the Company must continue to obtain external investment capital and financing. On going operations will be dependant upon the execution of the Company's business plan including achieving more efficient operations and marketing initiatives and the successful listing of the Company on a public market.

These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES:

a) Cash and Cash Equivalents -

Cash and cash equivalents consist of cash and deposit instruments with an initial maturity of three months or less.

b) Accounts Receivable -

Receivables are recorded when invoiced or advanced and represent claims against third parties that will be settled in cash. The carrying value of receivables, net of the allowance for doubtful accounts, represents the estimated net realizable value. The estimate for the allowance for doubtful accounts is based upon historic collection trends, type of customer and age of receivables. If events indicate that specific receivable balances may be impaired, further consideration is given to those balances and the allowance is adjusted accordingly. Accounts are written off when the Company's efforts to collect are unsuccessful.

c) Income Taxes -

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Uncertainty in Income Taxes". Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax assets and liabilities of a change in tax rates realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. FIN No.48 prescribes a recognition threshold and measurement attribute for financial statement recognition ad measurement of tax positions taken into in tax returns.

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts have been accrued and are classified as a component of income tax expense in our Consolidated Statements of Operations. The Company elected this accounting policy, which is a continuation of our historical policy, in connection with our adoption of FIN 48.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


2. SIGNIFICANT ACCOUNTING POLICIES: CONTINUED

d) Property and Equipment -

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized while major maintenance expenditures are expensed as incurred. In accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews its assets annually for impairment. Depreciation is provided over the estimated useful lives of the assets on a declining balance basis at the following annual rates:

               Equipment                                     20%
               Waste bins                                    10%
               Automotive                                    20%
               Port-a-Potties                                20%
               Trailers                                      20%
               Assets under capital lease                    20%
               Office                                        20%
               Heavy trucks and equipment                    20%
               Computer equipment                            30%
               Tools and equipment                           20%
               Leasehold developments                        20%
               Buildings                                      4%

Depreciation for property and equipment purchased during the year is calculated at one-half of the above rates.

e) Leases -

The Company leases property and equipment in the ordinary course of business. Significant lease obligations relate to trucks, waste bins, and compactors. These leases have varying terms and may or may not include purchase or buyout options and guaranteed residuals. The terms of these leases are considered when determining whether a lease is classified as operating or capital.

The majority of the Company's leases are capital leases. Assets under capital lease are capitalized using interest rates appropriate at the inception of each lease and are amortized over their estimated useful lives, using the same method as similar assets that the Company owns. The present value of the lease payments is recorded as a debt obligation as disclosed in Note 11.

Other leases are classified as operating when lease terms are significantly shorter than the assets' economic useful lives, or relatively low fixed minimum lease payments. Management expects that in the normal course of business, these leases will be renewed, replaced with new leases or replaced with fixed asset expenditures.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


2. SIGNIFICANT ACCOUNTING POLICIES: CONTINUED

n) Goodwill and Intangible Assets -

Through  expansion  by  acquisition,  the  Company  has  acquired  goodwill  and intangible assets - mainly customer lists. In accordance with SFAS 142 "Accounting for Goodwill and Intangible Assets", goodwill is recorded at cost and is not subject to amortization. Customer lists are recorded at cost and amortized over their estimate useful lives on a straight-line basis. The useful lives of customer lists are estimated to be three years. These assets are reviewed annually for impairment; more frequently if management has reason to believe that conditions exist that may lead to impairment.

o) Impairment of Long-Lived Assets -

As described above, the Company assesses the recoverability of its long-lived tangible and intangible assets at least annually. Management assesses if there have been significant events or changes in circumstances that indicate an asset or group of assets may have become impaired. A test of recoverability is performed comparing the carrying value of a group of assets to its undiscounted future cash flows. If carrying values are in excess undiscounted future cash flows, impairment is measured by comparing the internal discounted cash flow analysis or a third party valuation. Estimating future cash flows required significant judgment and projections may vary from cash flows eventually realized.

p) Foreign Currency Translation -

The functional currency for Budget Waste Inc. (Alta) is the Canadian dollar. The reporting currency of Budget Waste, Inc. is the US dollar.

Translation of foreign currency denominated transactions -

Transactions undertaken in foreign currencies are translated into the functional currency at the actual exchange rates prevailing at the time of the transaction. Exchange gains or losses are a result of exchange rate changes between the time the transaction is recognized and the collection of funds and are included as a component of net income.

Translation  of  account   balances   denominated   in  foreign   currencies  on
consolidation -

The Company follows FAS 52 "Foreign Currency Translation" and uses the current rate method whereby assets and liabilities are translated at the rate of exchange at the Balance Sheet date. Revenues and expenses are translated at the weighted average rate of exchange for the period. Components of stockholders' deficiency are translated at the appropriate historic rate of exchange. Exchange gains or losses on transaction of foreign currency are included as a component of comprehensive income.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


2. SIGNIFICANT ACCOUNTING POLICIES: CONTINUED

q) Comprehensive Income -

Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' deficiency. The Company's other comprehensive income is primarily comprised of unrealized foreign exchange gains and losses.

r) Revenue Recognition -

In accordance with SEC Staff Accounting Bulletin 104, the Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured and there are no significant remaining performance obligations. For providing services and short-term rentals, revenue is recognized when services or rentals have been completed. For long-term rentals, revenue is recognized monthly over the term of the contract. For special events, fencing, port-a-potties and other assets that can be rented on a per diem basis, revenue is recognized when the equipment is collected or returned.

s) Advertising -

Advertising costs are expensed as incurred and amounted to $101,162 for the three months ended June 30, 2008 and $77,344 for the three months ended June 30, 2007.

t) Share-Based Payment -

The Company has not issued any warrants or stock options, nor has it established any compensation plan under which options or warrants may be issued. The Company has adopted SFAS No. 123(r) "Share Based Payment" but it does not have any effect on the financial statements. From time to time, employees and suppliers have been issued stock as compensation for goods and services rendered to the Company. These issuances of stock were valued at the value of goods and services received in accordance with pre-established rates of pay and contractual amounts.

u) Contingencies -

The potential exposure the Company has with respect to claims, assessments and litigation has been estimated in accordance with SFAS No. 5. It is not always possible to predict the outcome of litigation as it is subject to many uncertainties. It is also not always possible for management to make a meaningful estimate of the protection loss or range of loss associated with such litigation.

n) Use of Estimates -

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Significant areas requiring the use of management estimates relate to revenue recognition, the determination of impairment of long-lived assets, the estimation of useful lives, rates and methods of depreciation, income taxes, recognition of bad debts allowances, accounts payable and accrued liabilities, recognition of capital leases and contingencies. Management believes the estimates are reasonable. Actual results could differ from these estimates and assumptions.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


2. SIGNIFICANT ACCOUNTING POLICIES: CONTINUED

p) Supplemental Cash Flow Information -

Non-cash investing and financing activities are excluded from the statement of cash flows. Non-cash transactions are disclosed throughout the notes to the consolidated financial statements. Total amounts paid for income taxes and interest are disclosed on the consolidated statement of cash flows.

p) Net loss per share before comprehensive income -

The Company computes net income (loss) per share in accordance with SFAS No. 128, "EARNINGS PER Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive (i.e. reducing loss per share). The basic and diluted EPS has been retroactively restated to take into effect the 1:30 reverse split on October 31, 2006, the 1.5:1 split on January 5, 2007 and the 1:1 split on March 9, 2007.

3. RISK MANAGEMENT RELATED TO FINANCIAL INSTRUMENTS:

The company is exposed to various types of risks owing to the nature of the business activities it carries on, including those related to the use of financial instruments. In order to manage the risks associated with using financial instruments, such as loan, deposit and securities, controls have been implemented, such as risk management policies and various risk limits. These measures aim to optimize the return/risk ratio in all its operations. The main risks to which the company is exposed are set out below.

Fair Value -

In accordance with SFAS 107 "Disclosures About Fair Values of Financial Instruments", the Company's financial instruments include accounts receivable, performance bonds, bank overdraft, revolving bank loan, accounts payable and accrued liabilities notes payable, amounts due to related parties, amounts due to shareholders, long-term debt, and obligations under capital leases. The fair value of financial instruments recognized in the balance sheet approximate their carrying amounts.

Market Risk -

Market risk corresponds to the financial losses that the company could incur because of unfavourable fluctuations in the value of financial instruments following variations in the parameters underlying their evaluation, such as interest rates. The policies and limits implemented are designed to mitigate exposure to market risk arising from asset and liability management activities.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


3. RISK MANAGEMENT RELATED TO FINANCIAL INSTRUMENTS: CONTINUED

Credit Risk -

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and accounts receivable. The Company deposits cash with financial institutions it believes to be creditworthy. Cash balances at these financial institutions may exceed the federally guaranteed amount.

The Company's accounts receivable are primarily derived from trade. The Company will maintain an allowance for doubtful accounts receivable in those cases for which the expected collectability of accounts receivable is in question.

Liquidity Risk -

Liquidity risk represents the possibility that the company may not be able to gather sufficient cash resources, when required and under reasonable conditions, to meet its financial obligations. The company's overall liquidity risk is managed by the chief financial officer and supervised by the Board of Directors. The company monitors cash resources daily and makes sure the liquidity indicators are in compliance with limits established in the policies set by the company.

Interest Risk -

The Company finances its property and equipment assets through short-term borrowing, long-term borrowing and capital and operating leases. The Company's greatest exposure to interest risk is from its short-term borrowings, as long-term borrowings and leases have fixed interest rates or fixed minimum lease payments.

4. PROVISION FOR DOUBTFUL ACCOUNTS:

The Company determines its provision for doubtful accounts based upon the accounting policy described in Note 2(b). The Company's allowance for doubtful accounts at June 30, 2008 and March 31, 2008 is $989,686.

5. REVOLVING BANK LOAN:

The revolving bank loan bears interest at prime plus 2 percent per annum and is secured by a fixed and floating charge against the Company's assets. The maximum amount available is $58,374.

6. DUE TO RELATED PARTIES:

Amounts due to related parties have no specific terms of repayment, are non-interest bearing and are unsecured.

7. DUE TO SHAREHOLDERS:

Amounts due to shareholders are unsecured, non-interest bearing with no specific terms of repayment.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


8. NON-CONTROLLING INTEREST:

Non-controlling interest consisted of non-voting redeemable preferred shares issued by Alta. The preferred shares are redeemable at the option of the holders. On May 20, 2008, all of these preferred shares were redeemed for $1. This was recorded as a capital transaction.

9. STOCKHOLDERS' EQUITY (DEFICIENCY):

a) Preferred Stock/Non-Controlling Interest -

In consideration for acquiring Allwaste on March 1, 2006, Budget Alberta issued 3,719,765 preferred shares. These shares were redeemed on May 20, 2008 for $1.

b) Warrants -

There are no warrants outstanding at June 30, 2008 or March 31, 2008.

c) Stock Options -

There are no stock options outstanding at June 30, 2008 or March 31, 2008.

10. COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS:

a) Operating Leases -

The Company has entered into various operating leases for equipment and premises. Minimum payments over the next five years are as follows:

              2009                            $408,555
              2010                             361,891
              2011                             314,537
              2012                              26,177
              2013                                 400

b) The Company is involved in the following litigation -

William Gordon Southern, Strathmore Septic Services (1980) Ltd. DB Waste Disposal 2005 Inc. and 593250 Alberta Ltd. are disputing the acquisition of the above mentioned companies by Budget and are requesting restitution of $Cdn 500,000 ($US 434,000). This suit was settled in May 2008 with a director of the company transferring 500,000 free trading common shares with value of US $255,000 to William Southern on behalf of the Company.

Corey Finnie and Virginia Finnie are disputing the acquisition of Finnie Water Hauling Ltd. by Budget and are requesting damages of $Cdn 1,000,000 ($US 867,000) and 1,000,000 (after adjusting for stock splits) shares of the Company. Approximately $948,000 of the $Cdn 1,000,000 was purportedly related to the assumption of liabilities related to capital leases. The plaintiff is claiming that these obligations were not assumed by the company. The company has assumed these obligations. The outcome of this lawsuit is indeterminable at this time.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


10. COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS: CONTINUED

c) Environmental -

The Company's operations are subject to federal, provincial and municipal laws and regulations over the collection, transport, transfer and disposal of waste products. The Company does not maintain its own landfill sites, so is not subject to any remediation costs with respect to contaminated sites. The Company does not transport hazardous wastes. The Company is not exposed to significant environmental risk.

11. RELATED PARTY TRANSACTIONS:

The Company has transactions with various related parties, including the Company's officers, directors and significant shareholders and companies controlled by shareholders, directors or family members, and a company controlled by the spouse of a shareholder. These transactions are in the normal course of operations and are transacted at the exchange amount agreed to by the related parties.

                                           June 30, 2008      March 31, 2008
                                           -------------      --------------
Included in accounts receivable              $ 50,625            $ 50,625
Included in accounts payable                  131,122             131,122

Transactions during the three months ended June 30, 2008 and 2007:

                                           June 30, 2008      March 31, 2008
                                           -------------      --------------
Rent                                         $ 8,000             $    --
Repairs and supplies                          35,339              38,225
Loan interest                                 47,066              52,415

During the period ended June 30, 2008 the Company transferred property to a company related by way of directors in common for in settlement of debt owing to the related party. The property was independently appraised at CAD $610,000. The company recognized a gain of CAD $356,079 on this sale.

During the year ended March 31, 2008 the Company issued 25,000,000 common shares to a director and officer of the Company in order to settle $250,000 of accounts payable for management fees recorded in 2006 and 2007.

During the year ended March 31, 2008 the Company sold property to a company related by way of directors in common for proceeds of CAD $1,200,000. The property was independently appraised at $1,167,000. The proceeds were used to repay a mortgage and to reduce debt owing to the related company. The company recognized a gain of $511,876 on this sale.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


12. NEW ACCOUNTING STANDARDS

Statement of Financial Accounting Standards ("SFAS") 141(R). In December 2007, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 141(R), Business Combinations ("SFAS 141(R)"). SFAS 141(R) will have a material impact on the Company as it establishes principles and requirements for how the
Company: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) requires contingent consideration to be recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value to be recognized in earnings until settled. SFAS 141(R) also requires acquisition-related transaction and restructuring costs to be expensed rather than treated as part of the cost of the acquisition. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

SFAS 157. In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"), which defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. SFAS 157 applies under other existing accounting pronouncements that require or permit fair value measurements, as the FASB previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS 157 does not require any new fair value measurements. Effective April 1, 2008, the Company adopted SFAS 157 as it relates to financial assets and liabilities.

FSP 157-2. In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157 ("FSP 157-2"), which delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities. Therefore, the Company has delayed application of SFAS 157 to its nonfinancial assets and nonfinancial liabilities, which include assets and liabilities acquired in connection with a business combination, goodwill, and intangible assets until April 1, 2009. The Company is currently evaluating the impact of SFAS 157 for nonfinancial assets and liabilities on the Company's financial position and results of operations.

SFAS 159. In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 permits all entities to choose, at specified election dates, to measure eligible items at fair value (the "fair value option"). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected are recognized in earnings as incurred and not deferred. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


12. NEW ACCOUNTING STANDARDS: CONTINUED

SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company did not adopt the fair value option permitted under this statement.

SFAS 160.  In  December  2007,  the FASB  issued  SFAS No.  160,  Noncontrolling
Interests  in  Consolidated  Financial  Statements  - an Amendment of ARB No. 51
("SFAS 160"), which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 also provides guidance when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent's owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact this statement will have on its financial position and results of operations.

SFAS 161. In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 ("SFAS 161"), which amends and expands the disclosure requirements of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), with the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative instruments. This statement applies to all entities and all derivative instruments. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

FSP No. APB 14-1. In May 2008, the FASB issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) ("FSP No. APB 14-1"). FSP No. APB 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under SFAS 133. FSP No. APB 14-1 specifies that issuers of convertible debt instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. FSP No. APB 14-1 shall be applied retrospectively to all periods presented. The cumulative effect of the change in accounting principle on periods prior to those presented shall be recognized as of the beginning of the first period presented. An offsetting adjustment shall be made to the opening balance of retained earnings for that period, presented separately. The Company is currently evaluating the impact of FSP No. APB 14-1.

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


12. NEW ACCOUNTING STANDARDS: CONTINUED

FSP No. FAS 142-3. In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets ("FSP FAS 142-3"), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other U.S. generally accepted accounting principles. FSP FAS 142-3 requires an entity to disclose information for a recognized intangible asset that enables users of the financial statements to assess the extent to which the expected future cash flows associated with the asset are affected by the entity's intent and/or ability to renew or extend the arrangement. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of FSP FAS 142-3 to have a material impact on the Company's financial position or results of operations.

13. SEGMENTED INFORMATION:

The Company provides non-hazardous waste collection, transfer, recycling and disposal services. Additionally, the Company provides support to the construction industry such as fence rentals, sanitary facility rentals, bin rentals, hydrovac and water hauling. The Company operates primarily, but not exclusively, in Alberta, Canada. The Company evaluates principal operations through three functional departments: Solid Waste, Liquid Waste and Water Hauling.

The results of operations for the period ended June 30, 2008 by functional department is as follows:

                                  Cost of       Gross
                    Revenue        Sales        Profit      Depreciation    Administration    Net Loss
                    -------        -----        ------      ------------    --------------    --------
Solid Waste        2,693,292     2,141,087      552,205        279,466          167,765        104,974
LiquidServices       447,529       311,531      135,997         46,454           94,570         (5,027)
Water Hauling        236,168       206,705       29,463         24,515           49,906        (44,958)
                   ---------     ---------     --------      ---------        ---------       --------

                   3,376,988     2,659,323      717,665        350,435          312,241         54,989
                   =========     =========     ========      =========        =========       ========

                                                                     STATEMENT E
                                                                       CONTINUED

                               BUDGET WASTE, INC.
                      (Unaudited - Prepared by Management)
                   Notes to Consolidated Financial Statements
                             June 30, 2008 and 2007


13. SEGMENTED INFORMATION: CONTINUED

The results of operations for the period ended June 30, 2007 by functional department is as follows:

                                  Cost of       Gross
                    Revenue        Sales        Profit      Depreciation    Administration    Net Loss
                    -------        -----        ------      ------------    --------------    --------

Solid Waste        2,731,444     2,204,909      526,533        254,677           825,424       (553,568)
Liquid
Services             437,655       353,290       84,366         40,807           132,257        (88,698)
Water Hauling        215,571       174,016       41,555         20,100            65,144        (43,689)
                   ---------     ---------     --------      ---------        ----------      ---------

                   3,384,668     2,732,214      652,454        315,583         1,022,825       (685,954)
                   =========     =========     ========      =========        ==========      =========

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the acquisition by Gray Creek Mining Inc. ("Gray") of Budget Waste, Inc. ("Budget Waste"), Gray's historical financial position and results of operations. The historical financial data of Gray for the year ended April 30, 2008 and three months ended July 31, 2008 were derived from Gray's audited financial statements contained on Form 10-KSB and unaudited financial statements contained on Form 10-QSB as filed with the Securities and Exchange Commission. Budget Waste's audited consolidated financial statements for the year ended March 31, 2008 and unaudited consolidated financial statements for the three months ended 30, 2008 were derived from those information contained elsewhere in this Form 8-K.

On November 7, 2008, Gray entered into a Share Exchange Agreement (the "Exchange Agreement") with the stockholders of Budget Waste. As a result of the share exchange, Gray acquired 100 % of the issued and outstanding common stock of Budget Waste in exchange for 5,496,054 (52%) shares of Gray's common stock. Upon consummation of the Share Exchange there were 10,746,054 shares of Gray's common stock issued and outstanding.

The unaudited pro forma condensed combined statements of operations for the year ended April 30, 2008 and three months ended July 31, 2008 assume that the Share Exchange Transaction was consummated on May 1, 2007 and May 1, 2008 respectively. The unaudited pro forma condensed combined balance sheet as of April 30, 2008 assumes the Share Exchange Transaction was consummated on that date. The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange Transaction occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Share Exchange Transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Gray and Budget Waste.

                             GRAY CREEK MINING, INC.
                 Unaudited Pro Forma Consolidated Balance Sheet
                               As at June 30, 2008

                                                Gray           Budget Waste
                                                As at             As at               Pro Forma         Pro Forma
                                            July 31, 2008     June 30, 2008          Adjustments       Consolidated
                                            -------------     -------------          -----------       ------------
ASSETS

Current:
  Cash                                             2,616                --                    --             2,616
  Interest and other receivables                      --         2,266,303                    --         2,266,303
  Prepaid expenses and deposits                       --           111,755                    --           111,755
                                             -----------       -----------           -----------       -----------
                                                   2,616         2,378,058                    --         2,380,674
Performance bond                                      --            30,558                    --            30,558
Property, plant and equipment                         --         7,445,268                    --         7,445,268
Customer lists                                        --           164,292                    --           164,292
Goodwill                                              --         3,253,360                    --         3,253,360
Mineral properties                                 8,000                --                    --             8,000
                                             -----------       -----------           -----------       -----------

                                                  10,616        13,271,536                    --        13,282,152
                                             ===========       ===========           ===========       ===========

LIABILITIES

Current:
  Bank overdraft                                      --           205,131                    --           205,131
  Revolving bank loan                                 --            28,633                    --            28,633
  Accounts payable and
   accrued liabilities                             1,350         4,257,612                    --         4,258,962
  Notes payable                                       --            49,279                    --            49,279
  Corporate taxes payable                             --            24,944                    --            24,944
  Due to shareholders                                 --         1,244,531  (d)       (1,882,479)         (637,948)
  Due to related parties                              --           966,292                    --           966,292
  Due to parent company                               --         4,890,431                    --         4,890,431
  Current portion of obligations
   under capital lease                                --         1,526,107                    --         1,526,107
  Current portion of long-term debt               20,000            37,097                    --            57,097
                                             -----------       -----------           -----------       -----------
                                                  21,350        13,230,057  (d)       (1,882,479)       11,368,928

Obligations under capital lease                       --         2,791,745                    --         2,791,745
Long-term debt                                        --            27,517                    --            27,517
                                             -----------       -----------           -----------       -----------
                                                  21,350        16,049,319                    --        14,188,190
                                             -----------       -----------           -----------       -----------
STOCKHOLDERS' DEFICIENCY
Common stock                                       5,250           180,484  (a) (d)        7,688           193,422
Additional paid-in capital                        20,250         3,441,821  (a) (d)    1,849,291         5,311,362
Cumulative other comprehensive
 income                                               --           125,780                    --           125,780
Deficit                                          (36,234)       (6,525,868) (a)           25,500        (6,536,602)

                                                 (10,734)       (2,777,783)            1,882,479          (906,038)
                                             -----------       -----------           -----------       -----------

                                                                    10,616            13,271,536        13,282,152
                                             ===========       ===========           ===========       ===========

                             GRAY CREEK MINING, INC.
            Unaudited Pro Forma Consolidated Statement of Operations
                        Three Months Ended June 30, 2008

                                               Gray               Budget Waste
                                           Three Months           Three Months
                                               Ended                 Ended             Pro Forma           Pro Forma
                                           July 31, 2008         June 30, 2008        Adjustments         Consolidated
                                           -------------         -------------        -----------         ------------
Revenue                                              --            3,376,988                   --           3,376,988
Cost of goods sold                                   --            2,659,323                   --           2,659,323
                                             ----------           ----------           ----------          ----------
                                                     --              717,665                   --             717,665
                                             ----------           ----------           ----------          ----------
Expenses
  Advertising and promotion                          --              101,082                   --             101,082
  Amortization                                       --              350,435                   --             350,435
  Automotive                                         --                4,101                   --               4,101
  Bad debts                                          --                  369                   --                 369
  Gain on sale of assets                             --             (416,135)                  --            (416,135)
  Insurance                                          --               26,619                   --              26,619
  Interest and bank charges                          --               17,431                   --              17,431
  Interest on long-term debt                         --              118,377                   --             118,377
  Professional fees                                  --               45,703                   --              45,703
  Office and miscellaneous                       12,222               45,232                   --              57,454
  Rent                                               --              103,904                   --             103,904
  Repairs and maintenance                            --               57,624                   --              57,624
  Salaries                                           --              157,382                   --             157,372
  Telephone and utilities                            --               42,842                   --              42,842
  Travel and promotion                               --                7,720                   --               7,720
                                             ----------           ----------           ----------          ----------
Total expenses                                   12,222              662,676                   --             674,529
                                             ----------           ----------           ----------          ----------
Income (Loss) for the period                    (12,222)              54,989                   --              43,136
Comprehensive Income (Loss)
 Foreign exchange translation                        --              (24,538)                  --             (24,538)
                                             ----------           ----------           ----------          ----------
Comprehensive Income (Loss)
    for the period                              (12,222)              30,451                   --              18,598
                                             ==========           ==========           ==========          ==========
Weighted average common
 shares outstanding                           5,250,000                                                    10,746,054
Pro forma earnings (loss) per share              (0.002)                                                        0.001
                                             ==========                                                    ==========

                             GRAY CREEK MINING, INC.
            Unaudited Pro Forma Consolidated Statement of Operations
                            Year Ended March 31, 2008

                                                Gray              Budget Waste
                                             Year Ended           Year Ended         Pro Forma         Pro Forma
                                           April 30, 2008        March 31, 2008     Adjustments       Consolidated
                                           --------------        --------------     -----------       ------------
Revenue                                               --            16,154,523             --           16,154,523
Cost of goods sold                                    --            11,642,000             --           11,642,000
                                             -----------           -----------             --          -----------
                                                      --             4,512,523             --            4,512,523
                                             -----------           -----------             --          -----------
Expenses
  Advertising and promotion                           --               239,555             --              239,555
  Amortization                                        --             1,800,142             --            1,800,142
  Automotive                                          --                15,075             --               15,075
  Bad debts                                           --               752,298             --              752,298
  Insurance                                           --                56,059             --               56,059
  Interest and bank charges                           --               167,764             --              167,764
  Interest on long-term debt                          --               427,130             --              427,130
  Professional fees                                   --               617,706             --              617,706
  Office and miscellaneous                        23,838               268,429             --              292,267
  Rent                                                --               470,045             --              470,045
  Repairs and maintenance                             --                52,921             --               52,921
  Salaries                                            --             1,403,755             --            1,403,755
  Telephone and utilities                             --               187,660             --              187,660
  Travel and promotion                                --                89,456             --               89,456
                                             -----------           -----------        -------          -----------
Total expenses                                    23,838               662,676             --              674,529
                                             -----------           -----------        -------          -----------
Income (Loss) for the year
 before other items                              (23,838)           (2,035,472)            --           (2,059,310)
Other items
  Contingency accrual                                 --              (385,000)            --             (385,000)
  Gain on sale of assets                              --               511,876             --              511,876
                                             -----------           -----------             --          -----------
Income (Loss) for the year                       (23,838)           (1,908,596)            --           (1,932,434)
Comprehensive Income (Loss)
  Foreign exchange translation                        --               (55,960)            --              (55,960)
                                             -----------           -----------        -------          -----------
Comprehensive Income (Loss)
 for the period                                  (23,838)           (1,964,556)            --           (1,988,394)
                                             ===========           ===========        =======          ===========

Weighted average common
 shares outstanding                            5,250,000                                                10,746,054
Pro forma earnings (loss) per share                (0.01)                                                    (0.18)
                                             ===========                                               ===========

                             Gray Creek Mining Inc.
                     Notes to Pro Forma Financial Statements


1. BASIS OF PRESENTATION

On November 10, 2008, pursuant to a Share Exchange Agreement between Gray Creek Mining, Inc. ("Gray") and Budget Waste Inc., a Nevada corporation ("Budget"), Gray acquired 100% of the issued and outstanding common shares of Budget Waste, Inc., an Alberta Canada corporation ("Budget Alberta") in exchange for 5,496,054 common shares of Gray (the "Acquisition").

These unaudited pro forma consolidated financial statements ("pro forma financial statements") have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Gray and Budget

These pro forma financial statements have been compiled from and include:

(a) an unaudited proforma consolidated balance sheet combining the unaudited balance sheet of Gray as at July 31, 2008 with the unaudited interim balance sheet of Budget as at June 30, 2008, giving effect to the transaction as if it occurred on July 31, 2008.

(b) an unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of Gray for the three month period ended July 31, 2008 with the unaudited interim statement of operations of Budget for the three month period ended June 30, 2008, giving effect to the transaction as if it occurred on May 1, 2008.

(c) an unaudited pro forma consolidated statement of operations combining the audited statement of operations of Gray for the year ended April 30, 2008 with the unaudited statement of operations of Budget for the year ended March 31, 2008.

The acquisition by Gray of Budget Alberta is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Gray (the legal acquirer) is considered the accounting acquiree and Budget Alberta (the legal acquiree) is considered the accounting acquirer. The combined financial statements of the combined entity will in substance be those of Budget, with the assets and liabilities, and revenues and expenses, of Gray being included effective from the date of consummation of Share Exchange
Transaction. Gray is deemed to be a continuation of business of Budget. The outstanding common stock of Gray prior to the Share Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited consolidated financial statements of Budget for the year ended March 31, 2008. Based on the review of the accounting policies of Gray, it is Gray managements' opinion that there are no material accounting differences between the accounting policies of Budget and Gray. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Budget.

It is management's opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a

                             Gray Creek Mining Inc.
                     Notes to Pro Forma Financial Statements


1. BASIS OF PRESENTATION (CONTINUED)

basis consistent with Budget's accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statements of operations do not reflect non-recurring charges or credits directly attributable to the transaction, of which non are currently anticipated.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Budget which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a) To eliminate the pre-acquisition retained earnings of Gray under reverse acquisition and record a charge to retained earnings for the remaining net liability of Gray.

(b) Gray has not provided for any income tax benefit related to operating losses due to insufficient evidence to indicate on a more likely than not basis such benefits could be realized.

(c) There were no inter-company transactions and balances between Gray and Budget during the periods covered by the pro forma condensed combined financial statements.

(d) Prior to acquisition, Budget converted $1,882,479 of debt owing to shareholders and related parties to 19,815,564 common shares of Budget.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES & CHANGES TO INTERNAL CONTROLS

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we have conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded as of the Evaluation Date that our disclosure controls and procedures were effective such that the material information required to be included in our Securities and Exchange Commission reports is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms relating to our company, particularly during the period when this report was being prepared.

Additionally, there were no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the evaluation date.

MANAGEMENT'S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act, for the Company.

Internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of its management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Management recognizes that there are inherent limitations in the effectiveness of any system of internal control, and accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation and may not prevent or detect material misstatements. In addition, effective internal control at a point in time may become ineffective in future periods because of changes in conditions or due to deterioration in the degree of compliance with our established policies and procedures.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in there being a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, management conducted an evaluation of the effectiveness of our internal control over financial reporting, as of the Evaluation Date, based on the framework set forth in Internal Control-Integrated

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Framework  issued by the Committee of Sponsoring  Organizations  of the Treadway
Commission (COSO). Based on its evaluation under this framework, management concluded that our internal control over financial reporting was not effective as of the Evaluation Date.

Management assessed the effectiveness of the Company's internal control over financial reporting as of Evaluation Date and identified the following material weaknesses:

INSUFFICIENT RESOURCES: We have an inadequate number of personnel with requisite expertise in the key functional areas of finance and accounting.

INADEQUATE SEGREGATION OF DUTIES: We have an inadequate number of personnel to properly implement control procedures.

LACK OF AUDIT COMMITTEE & OUTSIDE DIRECTORS: We do not have a functioning audit committee and we have no outside directors serving on the Company's Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures.

Management is committed to improving its internal controls and will (1) continue to use third party specialists to address shortfalls in staffing and to assist the Company with accounting and finance responsibilities, (2) increase the frequency of independent reconciliations of significant accounts which will mitigate the lack of segregation of duties until there are sufficient personnel and (3) may consider appointing outside directors and audit committee members in the future.

Management, including our Chief Executive Officer and Chief Financial Officer, has discussed the material weakness noted above with our independent registered public accounting firm. Due to the nature of this material weakness, there is a more than remote likelihood that misstatements which could be material to the annual or interim financial statements could occur that would not be prevented or detected.

This Report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management's report in this report.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of the date of this report are as follows:

     Name                         Age               Position
     ----                         ---               --------

     Jim Can                      36        CEO, President, Director
     Kendall Dilling              37        Secretary, Treasurer, Director
     Robert Baker                 37        Director
     Branislav Jovanovic          40        COO
     Bruce Milroy                 46        CFO

The directors of the Company are elected annually by the shareholders for a term of one year, or until their successors are elected and qualified. The Officers are appointed by the Board of Directors at the annual meeting of directors immediately following each annual meeting of shareholders of the Company and serve at the pleasure of the Board of Directors.

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BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS

JIM CAN, PRESIDENT, CEO, AND DIRECTOR. Mr. Can became involved with Budget Waste on October 15, 2004. As an accomplished strategist and marketer, he understood and recognized an opportunity to create a diversified Waste Solutions/Hauling company. His strategic approach to building a business includes a philosophy of growth through acquisition with an emphasis on enhancing value for Budget Waste business partners, shareholders and employees. His vision and expertise in business performance is apparent in his past endeavors, where he created significant impact on profitability and growth and acquired a strong understanding of both U.S. and Canadian Tax and Securities Law while working with Carswell Thompson Professional Publishing Corporation from 1997-2000.Mr. Can has aided in the financial restructuring of numerous companies from 2000 till 2007, in the form of reverse take over, private financing and assistance in achieving a public listing on the NASD-OTCBB and PINK sheets. Jim was raised in Germany, where he received most of his formal education. He is fluent in English, German and Turkish. He now resides just outside the Calgary, Canada, with his wife and two children.

KENDALL DILLING, SECRETARY, TREASURER AND DIRECTOR. Mr. Dilling is one of the founding owners of Budget Waste and a member of the Board of Directors. Kendall holds BSC, BA and MBA degrees from the University of Calgary and has 15 years of experience in the oil and gas industry. Kendall is currently a General Manager with Synenco Energy, a public oil sands company where he started in May 2006. During the period from 2004 to 2006, he was a Business Development Analyst for ConocoPhilips Canada. He was Senior Environmental Advisor with EnCana Corporation during the years from 2001-2004. Kendall brings a wealth of industry knowledge and business acumen to Budget Waste.

BRANISLAV JOVANOVIC, COO, DIRECTOR. Mr. Jovanovic has worked for the company since May 2006. For the past five years, he has owned and operated a restaurant in Calgary.

BRUCE MILROY, CFO. Mr. Milroy holds BASc and MBA degrees from the University of British Columbia and is a Chartered Accountant in Canada and has served as our CFO since March, 2008. He has extensive accounting and audit experience with respect to publicly reporting companies. From 1987 to 2006, he was employed by Cinnamon Jang Willoughby & Company, Chartered Accountants, rising to the position of senior audit manager.

ROBERT BAKER, DIRECTOR. Mr. Baker has owned and operated Baker Plumbing & Heating Ltd. for the past 12 years in Calgary.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors described above.

ITEM 11. EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal year 2007, and whose salary and bonus exceeded $100,000 for the fiscal years ended 2007, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

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                               Annual Compensation

    Name and                                                      Other Annual
principal position            Year    Salary ($)    Bonus ($)    Compensation($)
------------------            ----    ----------    ---------    ---------------

Jim Can, CEO                  2008        60,000       --              --

Branislav Jovanovic, COO      2008        60,000       --              --

Bruce Milroy, CFO             2008        72,000       --              --

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreements.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this annual report, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

The percent of class is based on 10,746,054 shares of common stock issued and outstanding as of the date of this report.

The following table sets forth as of the date hereof, the number of shares of common stock beneficially owned by each director, officer and others holding of record and or beneficially 5% or more of our common stock.

      Name of Beneficial Owner           Shares Owned          %
      ------------------------           ------------        -----

      Jim Can, CEO, Director              7,104,581(1)       66.11
      Kendall Dilling, Director               2,700            .03
      Robert Baker, Director                  3,844            .04
      All Officers and Directors
       as a Group, 3 persons              7,111,125          66.17

----------
(1) Can Holdings, Ltd, and American International Investments, Ltd, entities controlled by Mr. Can, hold 5,438,311 and 650 shares respectively.

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ITEM 13.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

AUTHORIZED STOCK. This corporation is authorized to issue the following shares of capital stock:

     (a) COMMON STOCK.  The aggregate number of shares of Common Stock which the
corporation   shall  have  the  authority  to  issue  is  One  Hundred   Million
(100,000,000) shares of common stock, par value $0.0001 per share.

DESCRIPTION OF COMMON STOCK. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid.

Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of preferred stock of the Company. Upon liquidation or dissolution of the Company, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

     (b) PREFERRED STOCK. The aggregate number of shares of Preferred Stock which the corporation shall have the authority to issue is Twenty Million (20,000,000) shares, par value $0.0001 per share.

DESCRIPTION OF PREFERRED STOCK. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

     (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of Preferred Stock and, except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

     (ii) the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

     (iii) whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

     (iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

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
     (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

     (vi) the rights, if any, of the holders of shares of such series to vote.

Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. DEFINITIONS. For purposes of this Item 12, the following terms shall have the meanings hereafter ascribed to them:

     (a) "Corporation" includes, as the context may require, Gray Creek Mining, Inc., any resulting corporation and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

     (b) "Expenses" include, without limitation, all costs, expenses, attorneys' fees, and paralegal expenses incurred by the director or officer in, for or related to the Proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the Proceeding, including such costs, expenses, attorneys' fees and paralegal expenses incurred on appeal. Such attorneys' fees shall include without limitation, (i) attorneys' fees incurred by the director or officer in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to the Proceedings; (ii) attorney's fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in the Proceedings or under any contracts or obligations which are the subject of such Proceeding; and
(iii) attorneys' fees to negotiate with counsel for any claimant, regardless of whether formal legal action is taken against him.

     (c) "Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed to any employee benefit plan), and Expenses actually and reasonably incurred with respect to a Proceeding.

     (d) "Not Opposed to the Best Interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be.

     (e) "Other Enterprises" include employee benefit plans.

     (f) "Proceeding" includes any threatened, pending, or complete action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal to which the person is a party by reason of the fact the he is or was a director or officer of the Corporation or is now or was Serving at the Request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or Other Enterprise.

     (g) "Serving at the Request of the Corporation" includes any service as a director or officer of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

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
Section 2. INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted by law and shall advance Expenses therefore to any director or officer who was or is a party to any Proceeding, against Liability incurred in connection with such Proceeding, including any appeal thereof; provided, however, that no indemnification under this Section 2 shall be made:

(a) If a judgment or other final adjudication established that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute either:

(1) A violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(2) A transaction from which the director or officer derived an improper personal benefit;

(3) In the case of a director, a circumstance under which the Liability provisions of the Nevada Statutes are applicable; or

(4) Willful misconduct or a conscious disregard for the best interest of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor in a Proceeding by or in the right of a shareholder.

(b) Unless authorized in the specific case by either:

(1) The board of directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

(2) If such a quorum is not obtained or, even if obtained, a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

(3) Independent legal counsel:

     (i) Selected by the board of directors prescribed in paragraph (b)(1) or the committee prescribed in paragraph (b)(2);

     (ii) If a quorum of the directors cannot be obtained for paragraph (b)(1) and the committee cannot be designated under paragraph (b)(2) selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(4) The shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such Proceeding or, if no such quorum is obtainable, a majority vote of shareholders who were not parties to such Proceeding.

(c) Upon determination that:

(1) In a Proceeding other than an action by, or in the right of, the Corporation, the person did not act in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation and, with respect to any criminal action or Proceeding, had reasonable cause to believe his conduct was unlawful;

(2) In a Proceeding by, or in the right of, the Corporation to procure a judgment in its favor, the person did not act in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation; provided, further, that the parties described in Sections

2(b)(l)-(4) shall not authorize any indemnification in such a Proceeding if the person has been adjudged to be liable therein. The foregoing provision shall not preclude or limit indemnification under the mandatory indemnification provision of Section 3 or as directed by the court pursuant to Section 4;

(3) For purposes of making the determinations set forth in (c)(1) and (c)(2) above, the fact that a Proceeding was terminated by a judgment, order, settlement or conviction or upon plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation or, with respect to any criminal action or Proceeding, that the person has reasonable cause to believe that his conduct was unlawful.

Section 3. SUCCESSFUL DEFENSE. In all events, and notwithstanding the conditions and qualifications set forth in Section 2 above, the Corporation shall indemnify a director or officer who has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, against Expenses actually and reasonably incurred by him in connection therein.

Section 4. COURT ORDERED INDEMNIFICATION. Notwithstanding the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of Section 2(a)(l)-(4) and despite any contrary determination of the board or of the shareholders in the specific case, a director or officer of the Corporation who is or was a party to a Proceeding may apply for indemnification or advancement of Expenses, or both, to the court conducting the Proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of Expenses, including Expenses incurred in seeking court-ordered indemnification or advancement of Expenses, if it determines that:

(a) The  director  or officer is  entitled to  mandatory  indemnification  under
Section 3, in which case the court shall also order the Corporation to pay such person reasonable Expenses incurred in obtaining court-ordered indemnification or advancement of Expenses;

(b) The director or officer is entitled to indemnification or advancement of Expenses, or both, under Section 2; or

(c) The directors or officer is fairly and reasonably entitled to indemnification or advancement of Expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in Section 2(a)(l)-(4) or Section 2(b)(l)-(4).

Section 5. AUTHORIZATION. If a judgment or other final adjudication establishes that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omission constitute a violation of the standards set forth in Section 2(a)(l)-(4), then the Corporation shall cause one or more of the meetings described in Section 2(b)(l)-(4) to be held for the purpose of determining and authorizing indemnification.

Section 6. ADVANCEMENT OF EXPENSES. Expenses incurred by an officer or director in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Item 12. Expenses incurred by other employees or Agents may be paid in advance upon such terms or consideration that the board of directors deems appropriate.

Section 7. CONTINUING INDEMNIFICATION. Indemnification and advancement of Expenses as provided in this Article shall continue as, unless otherwise provided when such indemnification and advancement of Expenses was authorized or ratified, to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

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
Section 8. LIABILITY INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Item 12.

Section 9. STATEMENT TO SHAREHOLDERS. If any Expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election , on of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Section 10. EMPLOYEE AND AGENTS. The board of directors may authorize indemnification or advancement of expenses in favor of other employees or agents upon such terms or conditions as the board of directors may deem appropriate under the circumstances, and may enter into agreement thereof with such employees and agents.

Section 11. INDEMNIFICATION HEREUNDER IN ADDITION TO OTHER RIGHTS. The rights of an officer or director hereunder shall be in addition to any other rights such person may have under the Corporation's Articles of Incorporation or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person's right to indemnification under any such other provision. It is the intent of this Bylaw to provide the maximum indemnification possible under the applicable law. To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided for in this Bylaw, the parties hereto agree that Indemnitee shall enjoy by this agreement the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this Bylaw and the exceptions to indemnification set forth in Section 2(a), to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits.

Section 12. INDEMNIFICATION TO FULLEST EXTENT OF LAW. This Item 12 shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Item 12 shall be applicable to all Proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

Section 13. LIMITATIONS. In no event shall the Corporation indemnify an officer or director against any Liability or advance Expenses arising out of or relating to a Proceeding brought by, on behalf of, or for the benefit of, such officer or director against the Corporation.

ITEM 15. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as stated below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;

     *    Any person proposed as a nominee for election as a director;

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     *    Any person who  beneficially  owns,  directly  or  indirectly,  shares
          carrying  more  than  10%  of  the  voting  rights   attached  to  our
          outstanding shares of common stock;

     *    Any member of the immediate family of any of the foregoing persons.

Jim Can, our CEO and Chairman, individually and through affiliate entities he controls, have loaned the following amounts to the Company.

     Apic Holdings, Ltd.           $ 45,000.00

     Able Machine Shop             $279,993.51

     Jim Can                       $237,985.45

All loans are due on demand and carry 6% annual rate of interest.

ITEM 16. PRINCIPAL ACCOUNTING FEES AND SERVICES

The total fees charged to the company for audit services, including quarterly reviews, were $8,200, for tax services were $Nil, and for other services were $Nil during the year ended April 30, 2008.

There were no fees charged to the company for audit services, tax services or other services during the year ended April 30, 2007.

                                     PART IV

ITEM 17. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this filing:

Exhibit #                       Description
---------                       -----------

 2.1              Stock Purchase Agreement
 2.2              Stock Exchange Agreement
 3.1              Articles of Incorporation*
 3.1.1            Amendment to Articles of Incorporation
 3.2              Corporate Bylaws*
 31.1             Certification of CEO Pursuant to Rule 15d-14(a)
 31.2             Certification of CFO Pursuant to Rule 15d-14(a)
 32.1             Certification of CEO Pursuant to Section 1350
 32.2             Certification of CFO Pursuant to Section 1350

----------
* Incorporated by reference and can be found in our original Form SB-2 Registration Statement, filed under SEC File Number 333-145471, at the SEC website at www.sec.gov.

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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 10, 2008               Gray Creek Mining, Inc., Registrant


                                By: /s/ Jim Can
                                    --------------------------------------------
                                    Jim Can, President, Chief Executive Officer,
                                    and Director


                                By: /s/Bruce Milroy
                                    --------------------------------------------
                                    Bruce Milroy, CFO, Principal Financial
                                    Officer, Principal Accounting Officer

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